                                                                    Exhibit 10.1

                             DATE: 3rd August, 1999





                             POLAROID (U.K.) LIMITED

                                   as borrower



                              POLAROID CORPORATION

                                  as guarantor



                        THE LENDERS listed in Schedule 1

              DEUTSCHE BANK SECURITIES INC. and ABN AMRO BANK N.V.

                                 as Co-arrangers



                           DEUTSCHE BANK AG, AMSTERDAM

                                    as agent



                               ABN AMRO BANK N.V.

                             as documentation agent



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             Euros 72,500,000 Multi-currency Revolving Loan Facility

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                                Slaughter and May
                              35 Basinghall Street
                                 London EC2V 5DB

                                     RS/HZM

         CONTENTS

         Clause                                                            Page
         ------                                                            ----
         PART I : INTERPRETATION                                               2

         1. Interpretation and calculations                                    2

         PART II : THE FACILITY                                               13

         2. The Facility                                                      13

         3. The Lenders                                                       13

         4. Fees and Expenses                                                 15

         5. Cancellation                                                      16

         PART III : DRAWING, INTEREST AND REPAYMENT                           17

         6. Advance of Funds                                                  17

         7. Currency Option                                                   19

         8. Interest                                                          20

         9. Repayment                                                         20

         10. Prepayment                                                       21

         PART IV: CHANGES OF CIRCUMSTANCES AND PAYMENTS                       22

         11. Changes of Circumstances                                         22

         12. Payments                                                         27

         13. Late Payment                                                     29

         14. Sharing among Lenders                                            29

         PART V: THE GUARANTEE                                                31

         15. Guarantee                                                        31

         16. Guarantor's Indemnity                                            33

         PART VI: REPRESENTATIONS, COVENANTS AND TERMINATION EVENTS           34

         17. Representations                                                  34

         18. Delivery of Information                                          37

         19. General Covenants                                                38

         20. Termination Events                                               39

         PART VII: MISCELLANEOUS                                              42

         21. The Agent and the Co-arrangers                                   42

         22. Evidence, certificates and determinations                        47

         23. Notices                                                          47

         24. Assignment and Novation                                          48




         25. Waivers and Amendments                                          50

         26. Miscellaneous                                                   50

         27. Law and Jurisdiction                                            53

         SCHEDULE 1 : LENDERS AND COMMITMENTS                                54

         SCHEDULE 2 : CONDITIONS PRECEDENT                                   55

         SCHEDULE 3 : FORM OF NOTICE FOR AN ADVANCE                          58

         SCHEDULE 4: FORM OF SUBSTITUTION CERTIFICATE                        59

         SCHEDULE 5: PRICING SCHEDULE                                        61

         SCHEDULE 6:  FORM OF ADDITIONAL LENDER ACCESSION AGREEMENT          63


                                 LOAN AGREEMENT

         DATE: 3rd August, 1999

         PARTIES

1. POLAROID (U.K.) LIMITED, a company incorporated in England (number 00732757), of Wheathampstead House, Codicote Road, Wheathampstead, Hertfordshire AL4 8SF, as borrower

2. POLAROID CORPORATION, a company incorporated in the United States of America, of 784 Memorial Drive, Cambridge, MA 02139, USA, as guarantor

3.       THE LENDERS listed in Schedule 1, as lenders

4.       DEUTSCHE BANK SECURITIES INC. and ABN AMRO BANK N.V., as co-arrangers

5.       DEUTSCHE BANK AG, AMSTERDAM, as agent

6.       ABN AMRO BANK N.V., as documentation agent

         BACKGROUND

         At the request of the Borrower the Lenders are willing to provide a euros 72,500,000 multi-currency revolving loan facility to the Borrower on the terms of this Agreement. The facility is to be guaranteed by the Guarantor and secured by the Charges.

         The parties agree as follows:

         PART I : INTERPRETATION

1.       INTERPRETATION AND CALCULATIONS

1.1      DEFINITIONS

         In this Agreement:

         "Additional Guarantee" has the meaning set out in Clause 26.3(C)

         "Additional Lender" has the meaning set out in Clause 3.4.

         "Additional Lender Accession Agreement" means an agreement substantially in the form set out in Schedule 6.

         "Advance" means an advance made, or to be made, under Clause 6.

         "Advance Date" means the date, or proposed date, of an Advance.

         "Affiliate", in relation to a person, means a Subsidiary of that person, a Holding Company of that person or another Subsidiary of that Holding Company.

         "Agent" means Deutsche Bank AG, Amsterdam, in its capacity as agent for the Lenders hereunder (and in its capacity as trustee or in any other capacity under the Charges), acting through its office at Herengracht 450, 1017 CA Amsterdam or any other office which it may notify to the Borrower and the Lenders. If there is a change of Agent in accordance with Clause 21.12, "Agent" will instead mean the new Agent appointed under that Clause.

         "Applicable Margin" means a rate per annum determined for each day in accordance with Schedule 5.

         "Assignment of German Receivables" means the security assignment agreement dated on or around the date of this Agreement and entered into by Polaroid GmbH in favour of Deutsche Bank AG, Amsterdam as agent and trustee of the lenders in relation to certain receivables owed to Polaroid GmbH by third party purchasers.

         "Authorised Person" means a person authorised to sign documents on behalf of the Borrower or, as the case may be, the Guarantor, under this Agreement. This authority must be given by a resolution of the directors of the Borrower or, as the case may be, a resolution of the directors or a committee of the directors of the Guarantor, and a certified copy must be delivered to the Agent. A person will cease to be an "Authorised Person" upon notice by the Borrower or, as the case may be, the Guarantor, to the Agent.

         "Available Commitment" means the amount of a Lender's Commitment which is available to the Borrower. On any day it is the Lender's Commitment on that day less that Lender's participation in all outstanding Advances. Participations in Advances in an Optional Currency will be taken at their Original Euro Amount.

         "Available Facility" means the aggregate amount which is available to the Borrower under the Facility. On any day it is the Total Commitments on that day less the Loan.

         "Beneficiaries" means each of the Lenders, the Agent and the Co-arrangers.

         "Borrowed Monies Indebtedness" of any person means at any date, without duplication:

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                                       3

         (A)      all obligations of such person for borrowed money;

         (B) all obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

         (C) all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

         (D) all obligations of such person as lessee which are capitalised in accordance with Generally Accepted Accounting Principles;

         (E) all non-contingent obligations of such person to reimburse or repay any bank or other person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument (excluding any such obligations which do not arise from a repayment of Borrowed Monies Indebtedness and are repaid within three Business Days after the date incurred);

         (F) all Borrowed Monies Indebtedness of others secured on any asset of such person, whether or not such Borrowed Monies Indebtedness is assumed by such person (but excluding any such Borrowed Monies Indebtedness in excess of the book value of such asset, unless such Borrowed Monies Indebtedness is assumed by such person); and

         (G) all guarantees by such person of Borrowed Monies Indebtedness of another person (each such guarantee to constitute Borrowed Monies Indebtedness in any amount equal to the amount of such other person's Borrowed Monies Indebtedness guaranteed thereby).

         For the purpose of this definition, "guarantee" means any obligation, contingent or otherwise, of such person directly or indirectly guaranteeing any Borrowed Monies Indebtedness of any other person and including any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purpose of payment of) that Borrowed Monies Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of that Borrowed Monies Indebtedness of the payment thereof or to protect that obligee against loss in respect thereof (in whole or in part). However, the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Borrower" means Polaroid (U.K.) Limited, the first party to this Agreement.

         "Borrower's Group" means the Borrower and its Subsidiaries.

         "Borrowing Base Amount" has the meaning set out in Clause 6.2((A)).

         "Business Day" means a day on which banks are open for international inter-bank payments in both London and Amsterdam. Where "Business Day" is used in the context of:

         (A) a payment in euros, this must also be a day on which TARGET is open; and

         (B) a non-euro payment, banks must also be open for international inter-bank payments in the principal financial centre of the currency of that payment. For the purpose of this Agreement, the principal financial centre for sterling and euros is Paris.

         "Charges" means:

         (A)      the Floating Charge;

         (B)      the Pledge of Inventory;

         (C)      the Pledge of Inter-company Receivables;

         (D)      the Pledge of Polaroid Nederland Receivables;

         (E)      when executed, the Pledge of Polaroid Trading Receivables;

         (F)      the Assignment of German Receivables;

         (G)      the Massachusetts Security Agreement;

         (H) any other document executed in accordance with the terms of a "Charge" or this Agreement and expressed to be, or to be supplemental to, a Charge.

         "Co-arrangers" means each of Deutsche Bank Securities Inc. and ABN AMRO BANK N.V., in their capacities as arrangers of the Facility.

         "Commitment" means the amount which a Lender has committed to the Facility. Each Lender's initial "Commitment" is set out next to its name in Schedule 1 (or any replacement of Schedule 1 which takes effect in accordance with Clause 3.4). This may be reduced in accordance with this Agreement. In addition, the amount of a Lender's "Commitment" may be adjusted by novation in accordance with Clause 24.

         "Documentation Agent" means ABN AMRO BANK N.V. in its capacity as documentation agent for the Lenders.

         "Double Taxation Treaty" means any convention between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "Double Taxation Treaty Lender" means a person who is resident (as such term is defined in the appropriate Double Taxation Treaty) in a country with which the United Kingdom has an appropriate Double Taxation Treaty giving residents of that country full exemption from United Kingdom taxation on interest and who does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected and in respect of whom the Borrower has received a direction (other than of a provisional nature) which is in full force and effect from the United Kingdom Inland Revenue that all such payments to or for the account of such person may be made without deduction or withholding for or on account of taxation in the United Kingdom.

         "EMU legislation" means the legislative measures of the Council of the European Union providing for the introduction of, changeover to, or operation of, the euro.

         "Equivalent Amount" means the amount in an Optional Currency equivalent to a specified amount in euros. The "Equivalent Amount" will be calculated using the Exchange Rate applicable on the date on which the amount in the Optional Currency is to be or was advanced.

         "EURIBOR" means a rate per annum determined by the Agent and notified to the Borrower. This rate will be applied to an outstanding amount in euros for a particular period. It will be determined as follows:

         (A) "EURIBOR" will be the Screen Rate for deposits in euro for that period. This rate will be determined at or about 11.00 a.m. (Amsterdam time) on the Rate Fixing Date relating to the first day of that period.

         (B) If there is no Screen Rate for euro for that period, "EURIBOR" will be calculated using the rate at which deposits in euro are offered to the Reference Banks for that period by leading banks in the European inter-bank market. Each Reference Bank will notify the Agent of this rate when requested by the Agent. The rate notified will be the rate as at 11.00 a.m. (Amsterdam time) on the Rate Fixing Date relating to the first day of that period. The Agent will calculate the arithmetic mean of these rates, rounded upwards to five decimal places. This will be "EURIBOR" for the period. If fewer than two Reference Banks provide the Agent with notifications for a particular period, this method of determining "EURIBOR" will not be used for that period and Clause 11.3 will apply instead.

         "euro" or "E" means the single currency of the participating member states in the Third Stage.

         "European Subsidiary" means:

         (A)      the Borrower;

         (B)      Polaroid Nederland B.V.;

         (C) with effect from the date of execution by it of the Pledge of Polaroid Trading Receivables, Polaroid Trading B.V.;

         (D)      Polaroid GmbH;

         (E)      Polaroid (France) S.A.;

         (F)      Polaroid (Italia) S.p.A.;

         (G)      Polaroid Espana S.A.;

         (H)      Polaroid Gesellschaft m.b.h.;
         (I)      Polaroid (Belgium) S.A.;

         (J)      Polaroid A/S;

         (K)      Polaroid (Norge) A/S;

         (L)      Polaroid Aktiebolag;

         (M)      Polaroid AG; and

         (N) any other of the Guarantor's Consolidated Subsidiaries located in Europe to whom the Borrower sells products under the terms of a commissionaire agreement or arrangement,

         and any successor in title to any of these entities.

         "Exchange Rate" means a rate of exchange for converting an amount in euros into an amount in an Optional Currency or vice versa. The "Exchange Rate" applicable on any date will be the mean of the Agent's spot buying and selling rates for the exchange of these currencies at or around 11.00 a.m. on the third Business Day before that date.

         "Facility" means the loan facility provided by this Agreement.

         "Facility Fee Rate" means a rate per annum determined for each day in accordance with Schedule 5.

         "Finance Document" means each of this Agreement, each Charge and each Additional Guarantee.

         "Floating Charge" means the deed dated on or around the date of this Agreement creating a floating charge over certain inventory and a charge over certain receivables of the Borrower as specified by its terms.

         "Generally Accepted Accounting Principles" means:

         (A) in relation to the Borrower and (taken together with it) its Subsidiaries, accounting principles generally accepted and adopted in the United Kingdom; or

         (B) in relation to the Guarantor and (taken together with it) the Guarantor's Consolidated Subsidiaries, accounting principles generally accepted and adopted in the United States.

         "Guarantee" means the guarantee of amounts due under this Agreement contained in Clause 15 and the indemnity in Clause 16.

         "Guarantor" means Polaroid Corporation, the second party to this Agreement.

         "Guarantor's Consolidated Subsidiaries" means any corporation or other entity (except an Unconsolidated Joint Venture) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Guarantor.

         "Guarantor's Group" means the Guarantor and the Guarantor's Consolidated Subsidiaries.

         "Guarantor's Revolving Credit Agreement" means the $350,000,000 credit agreement entered into between the Guarantor, Morgan Guaranty Trust Company of New York, Bank Boston, N.A., J.P. Morgan Securities Inc. and the lenders listed therein on 19th March, 1997 and as amended on 11th December, 1998 and as may be further amended from time to time.

         "Holding Company" has the meaning described in section 736 of the Companies Act 1985.

                                       7
         "Instructing Group" means:

         (A) at any time when Deutsche Bank AG and ABN AMRO BANK N.V. are the only Lenders, both Deutsche Bank AG and ABN AMRO BANK N.V. (except for the purpose of Clause 20.2, where an "Instructing Group" may comprise either Deutsche Bank AG or ABN AMRO BANK N.V. acting alone or both acting together); or

         (B) at any other time, Lenders whose Commitments in aggregate exceed 60% of the Total Commitments. If, however, an Advance has been made and not repaid, "Instructing Group" means Lenders whose participations in the Loan in aggregate exceed 60% of the Loan. The amount of participations in Advances in an Optional Currency will be taken at their Original Euro Amount.

         "Inventory" means, at the relevant time, all inventory (including all raw materials, work in progress, stock in trade (to the extent these are movable property), proceeds of sale, insurance, warranty claims, contractual and other such rights in relation to such items of the Borrower and Polaroid Contracting C.V.

         "Lender" means a lender listed in Schedule 1 (or any replacement of Schedule 1 which takes effect in accordance with Clause 3.4) acting through the office appearing under its name on the signature pages or any other office which it may notify to the Agent. A lender which acquires an interest in this Facility by way of assignment or novation will become a "Lender" and will act through its office notified to the Agent. The expression also includes a successor in title to a Lender. A Lender will cease to be a "Lender" if it novates its entire interest in this Facility.

         "Lender Group Company" means a Lender or any Holding Company of a Lender.

         "LIBOR" means a rate per annum determined by the Agent and notified to the Borrower. This rate will be applied to an outstanding amount for a particular period. It will be determined as follows:

         (A) "LIBOR" will be the Screen Rate for deposits in the relevant currency for that period. This rate will be determined at or about 11.00 a.m. (London time) on the Rate Fixing Date relating to the first day of the period. If, however, the amount is in sterling, the rate will instead be determined in accordance with paragraph (B) below.

         (B)      If either:

                  (i) there is no Screen Rate for deposits in the relevant currency for the necessary period; or

                  (ii)    the amount is an amount in sterling,

                  "LIBOR" will be based on the rates at which deposits in the currency of that amount are offered by the Reference Banks for that period to prime banks in the London inter-bank market or, in the case of an amount in sterling, the Paris inter-bank market. Each Reference Bank will notify the Agent of the rate offered by it when requested by the Agent. This rate will be determined at or about 11.00 a.m. (London time) on the Rate Fixing Date relating to the first day of the period. If, however, the amount is in sterling, the rate will be determined at or about 11.00 a.m. (Paris time) on the Rate Fixing Date relating to the first day of the period. The Agent will calculate the arithmetic mean of the rates quoted by the Reference Banks rounded upwards to five decimal places. This will be "LIBOR" for the period. If fewer than two Reference Banks provide the Agent with quotations for a particular period, this method of determining "LIBOR" will not be used for that period and Clause 11.3 applies.

         "Loan" means the principal amount borrowed and not repaid under the Facility.

         "London Business Day" means a day on which banks in London are open for dealing in inter-bank deposits.

         "Massachusetts Security Agreement" means the security agreement dated on or around the date of this Agreement and made by the Borrower in favour of Deutsche Bank AG, Amsterdam as agent and trustee for the Lenders in relation to certain inventory located in the Commonwealth of Massachusetts.

         "Material Adverse Effect" means:

         (A) any material adverse effect on the business, financial position or results of operations of the Guarantor's Group, considered as a whole;

         (B) any material adverse effect on the validity, binding effect or enforceability of any Finance Document; or

         (C) any material adverse effect on the validity, perfection or priority of any Security created or purportedly created under the Charges.

         "Maturity Date" means 31st December, 2001 or, if earlier, the date the Facility is cancelled in full.

         "Optional Currency" means a currency:

         (A)      which is freely transferable;

         (B)      which is freely convertible into euros;

         (C) deposits of which are readily available and freely dealt in on the London inter-bank market or, in the case of sterling, Paris inter-bank market; and

         (D)      which is not euros nor domestic sterling.

         "Original Euro Amount" means the euro equivalent of an amount in an Optional Currency. The "Original Euro Amount" will be calculated using the Exchange Rate applicable on the date on which the amount in the Optional Currency was advanced.

         "Paris Business Day" means a day on which banks in Paris are open for dealing in inter-bank deposits.

         "Permitted Reorganisation" means any solvent reconstruction, amalgamation or reorganisation of the Guarantor, the Borrower or any Subsidiary of the Borrower which will not have, or is (in the opinion of the Borrower acting reasonably) unlikely to have, a Material Adverse Effect.

         "Pledge of Inter-company Receivables" means the pledge of receivables dated on or around the date of this Agreement and made by the Borrower in favour of Deutsche Bank AG, Amsterdam in relation to certain inter-company receivables.

         "Pledge of Inventory" means the pledge of inventory dated on or around the date of this Agreement and made by Polaroid Contracting C.V. and each of PRD Management Limited and PRD Overseas Limited in favour of Deutsche Bank AG, Amsterdam.

         "Pledge of Polaroid Nederland Receivables" means the pledge of receivables dated on or around the date of this Agreement and made by Polaroid Nederland B.V. in favour of Deutsche Bank AG, Amsterdam in relation to certain receivables owed to Polaroid Nederland B.V. by third party purchasers.

         "Pledge of Polaroid Trading Receivables" means the pledge of receivables dated after the date of this Agreement and made by Polaroid Trading B.V. in favour of Deutsche Bank AG, Amsterdam in relation to certain receivables owed to Polaroid Trading B.V. by third party purchasers.

         "Potential Termination Event" means an event or state of affairs which is mentioned in Clause 20.1 but which has not become a Termination Event because a period has not elapsed, a notice has not been given or a determination has not been made.

         "Principal Obligations" means all monies which now or at any time hereafter may be or become due, owing or incurred by the Borrower and/or the Guarantor to any of the Beneficiaries from time to time, whether due and payable or not, whether contingent or not and whether alone or jointly with others, as principal, guarantor, surety or otherwise and in whatever name or style, under, in connection with or pursuant to any and all of the Finance Documents and/or the transactions contemplated thereby.

         "Qualifying Bank" means:

         (A)      a UK Bank; or

         (B)      a Double Taxation Treaty Lender.

         "Rate Fixing Date" means the day on which quotes are customarily taken for the relevant period:

         (A) in the case of EURIBOR, for deposits in euros in the European inter-bank market; or

         (B) in the case of LIBOR, for deposits in the currency of the amount concerned in the London inter-bank market or, in the case of an amount in sterling, for deposits in sterling in the Paris inter-bank market;

         in either case for delivery on the Advance Date (which, in relation to euro, means a day on which TARGET is open).

         "Receivables" means, at the relevant time, all receivables (including all book and other debts and calculated as to avoid double counting) owing to any European Subsidiary in relation to the sale of Polaroid branded and other authorised products by those European Subsidiaries (whether or not such Polaroid branded and other authorised products have been supplied under the terms of a commissionaire agreement or a transitional commissionaire agreement or otherwise).

         "Reference Banks" means, initially, the principal London offices of Deutsche Bank AG and ABN AMRO BANK N.V.. If there are more than two Lenders at any time, the Agent may, with the agreement of the Borrower select up to two additional Reference Banks. The Agent, following consultation with the Borrower and the Lenders, may replace a "Reference Bank" with anothe Lender or an Affiliate of a Lender. This replacement will take effect when notice is delivered to the Borrower and the Lenders.

         "Relevant Polaroid Subsidiary" means each of Polaroid Nederland B.V., PRD Management Limited, PRD Overseas Limited, Polaroid GmbH and, with effect from the date of execution by it of the Pledge of Polaroid Trading Receivables, Polaroid Trading B.V.

         "Screen Rate" means the rate shown on:

         (A)      in the case of EURIBOR, Reuters page EURIBOR; or

         (B)      in the case of LIBOR, Reuters page LIBOR01.

         If either of these pages is replaced by another which displays the rates for inter-bank deposits offered by leading banks in Europe (in the case of EURIBOR) or London (in the case of LIBOR) the Agent may nominate an alternative page for the affected page.

         "Security" means security of any type created or existing over any asset. "Security" will also include retention of title arrangements, rights to retain possession and any arrangement providing a creditor with a prior right to an asset, or its proceeds of sale, over other creditors in a liquidation.

         "Subsidiary" has the meaning described in section 736 of the Companies Act 1985.

         "Substitution Certificate" means a document substantially in the form set out in Schedule 4.

         "TARGET" means the Trans-european Automated Real time Gross settlement Express Transfer system.

         "Term" means the period for which an Advance is to be outstanding. Subject to Clause 6.7:

         (A) if the last day of this period is not a Business Day that "Term" will instead end on the next Business Day, unless that day is in another calendar month; and

         (B) where it is in another calendar month the last day of that "Term" will be the previous Business Day.

         "Termination Event" has the meaning described in Clause 20.1.

         "Third Stage" means the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time).

         "Total Commitments" means the aggregate of the Commitments of all the Lenders.

         "UK Bank" means a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988 which is beneficially entitled to and within the charge to United Kingdom corporation tax as respects payment of interest payable to it under this Agreement.

         "Unconsolidated Joint Venture" means at any time any person in which the Guarantor or one or more of the Guarantor's Consolidated Subsidiaries has an equity investment which, if material, would be accounted for under the equity accounting method in the financial statements of the Guarantor and the Guarantor's Consolidated Subsidiaries, if such statements were prepared as of that time.

1.2      INTERPRETATION OF CERTAIN REFERENCES

         Unless a contrary intention is indicated:

         (A) References to Clauses and Schedules are to Clauses of, and the Schedules to, this Agreement. References to paragraphs are to paragraphs in the same sub-clause. References to sub-paragraphs are to sub-paragraphs in the same paragraph.

         (B) References to other documents include those documents as they may be amended.

         (C)      References to times are to Amsterdam time.

         (D) References to assets are to present and future assets and include revenues.

         (E) References to fees or expenses include any value added tax on those fees or expenses.

         (F) References to "sterling" are to UK pounds sterling and references to "US$" are to United States dollars.

1.3      HEADINGS

         All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

1.4      CALCULATIONS

         Interest and facility fee will be calculated using the following formula:

                                   I =  D  x R x A
                                       --
                                        Y

         where:

         I  =     interest or facility fee accrued

         D  =     the number of days in the period for which the interest or facility fee is to be calculated, including the first day but excluding the last day

         R  =     the rate of interest or facility fee, expressed as a fraction

         A  =     the amount on which interest or facility fee is being
                  calculated

         Y  =     360. For some Optional Currencies the market practice in the
                  London inter-bank market is to calculate interest in that currency on a 365-day year basis. In the case of an amount in these currencies, Y will instead equal 365. In the case of an amount in sterling, Y will also equal 365.

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                                       12

         Interest and facility fee will be treated as accruing uniformly over each period on a daily basis. In some cases "R" or "A" may change during a period for which interest or facility fee is to be calculated. In this case the interest or facility fee will be calculated for successive periods and then aggregated. These successive periods will be the periods during which "R" and "A" were constant.

1.5      REIMBURSEMENTS

         If a party wishes to claim reimbursement of any amount to which it is entitled it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts to be reimbursed. It must also specify the currency of reimbursement. The reimbursing party agrees to pay those amounts to the party entitled to them no later than ten Business Days after the delivery of the certificate to the reimbursing party. However, where the reimbursing party is the Borrower or the Guarantor and there is a Termination Event subsisting unremedied and unwaived, the Borrower or, as the case may be the Guarantor, agrees to pay those amounts to the party entitled to them on demand.

1.6      IMPACT OF THE INTRODUCTION AND OPERATION OF THE EURO

         Market practice relating to the inter-bank deposit market, the method and timing of rate fixing and the calculation of interest may change during the Third Stage. As a result, it may differ from the method of rate fixing and the calculation of interest prescribed under the terms of this Agreement. In this event, the Agent will consult with the Borrower and the Lenders in relation to the amendments to this Agreement which are required or reasonably desirable to reflect and conform to these changes. The amendments may provide for the use of London or, as the case may be, Paris inter-bank market offered rates or inter-bank market offered rates from a wider European market (or, in either case, screen rates reflecting these offered rates). They may also change, amongst other things, the rate fixing time, the definition of "Business Day" and "Rate Fixing Date" and any elements of the formula set out in Clause 1.4. No such amendments may be made without first obtaining the Borrower's consent. The amendments will not apply to interest which is computed by reference to any period starting before the date the amendments take effect. This clause may, in appropriate circumstances, be invoked more than once.

1.7      GUARANTOR'S REVOLVING CREDIT AGREEMENT

         In the event that the Guarantor's Revolving Credit Agreement is terminated or otherwise ceases to exist, all references in this Agreement to provisions of the Guarantor's Revolving Credit Agreement will be to the provisions of the Guarantor's Revolving Credit Agreement in effect immediately before the Guarantor's Revolving Credit Agreement is terminated or otherwise ceases to exist.

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                                       13

         PART II : THE FACILITY

2.       THE FACILITY

2.1      AMOUNT AND NATURE

         The Facility is a euros 72,500,000 multi-currency revolving loan facility expiring 31st December, 2001 under which Advances may be made by the Lenders to the Borrower.

2.2      PURPOSE

         The Borrower agrees to use the proceeds of the Facility for general corporate purposes including refinancing existing facilities.

2.3      AVAILABILITY

         The Borrower may borrow under the Facility after the Agent has received all the items listed in Schedule 2 in a form satisfactory to it.

2.4      EXPIRY OF AVAILABILITY

         Without prejudice to the other provisions of this Agreements the Borrower will ensure that the Loan will not be outstanding after the Maturity Date.

2.5      SECURITY

         All amounts due under this Agreement will be secured by the Charges.

3.       THE LENDERS

3.1      RIGHTS AND OBLIGATIONS

         The rights and obligations of each Lender under the Finance Documents are separate and independent from the rights and obligations of each other Lender. A Lender may take proceedings against the Borrower or the Guarantor on its own without joining any other Lender to those proceedings. If any Lender takes legal proceedings in relation to the Finance Documents it will promptly notify the other Lenders through the Agent and the Agent will notify the other Lenders accordingly.

3.2      FAILURE TO PERFORM

         If a Lender fails to perform its obligations the Borrower will have rights solely against that Lender. The obligations of the Borrower and the Guarantor to the Agent, the Co-arrangers and the other Lenders will not be affected by this failure.

3.3      PARTICIPATIONS

         The participation of a Lender in an Advance will be calculated using the following formula:

                                        C
                                   P = --- x A
                                        F

         where:

         P =      the participation of that Lender in the Advance

         C =      the Available Commitment of that Lender on the Advance Date

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                                       14

         F =      the Available Facility on the Advance Date

         A =      the amount of the Advance.

         For this purpose any amount due to be repaid on the Advance Date will be treated as having been repaid. The Agent may round participations upwards or downwards to the nearest unit of currency.

3.4      INCREASE IN TOTAL COMMITMENTS

         (A) ADDITIONAL LENDER: The Borrower may give the Agent a notice informing each Lender that it wants an additional bank or financial institution (an "Additional Lender") to become a Lender and that, accordingly, the amount of the Total Commitments should be increased by the commitment (the "New Commitment") of the Additional Lender. The Agent will promptly supply a copy of this notice to each Lender.

         (B) CONSENT: The Borrower (through the Agent) must obtain the consent of all Lenders participating in the Facility (immediately prior to the accession of the Additional Lender) to the accession of that Additional Lender. This consent must not be unreasonably withheld or delayed. If a Lender does not reply to a request for consent within 15 Business Days of the date on which the Borrower gives a notice to the Agent under paragraph (A) it will be treated as having given its consent.

         (C) CONSENT NOTIFICATION: Once the consent of each Lender is obtained, or treated as obtained, the Agent must notify the Borrower and the Guarantor of this.

         (D) ACCESSION: Once the Agent has notified the Borrower and the Guarantor that the consent of each Lender has been obtained, or has been treated as obtained, the Additional Lender and the Guarantor may deliver to the Agent an Additional Lender Accession Agreement. This must be signed by the Additional Lender and the Guarantor (and for this purpose the Guarantor is authorised to sign the Additional Lender Accession Agreement on behalf of the Borrower) and be properly completed and include details of:

                  (i)     the New Commitment of the Additional Lender;

                  (ii) a replacement of Schedule 1 to this Agreement showing the Commitments of all Lenders including that of the Additional Lender; and

                  (iii) the amendments to be made to the Loan Agreement to reflect the increase in the Total Commitments by the New Commitment of the Additional Lender.

         (E) AGENT'S SIGNATURE: The Agent will sign the Additional Lender Accession Agreement no later than five Business Days after its receipt. This signature will be made on behalf of the other Lenders as well as itself. Each Lender irrevocably authorises the Agent to sign in this manner.

         (F) EFFECTIVE DATE: The Additional Lender Accession Agreement will take effect on the date it specifies in accordance with its terms or, if later, upon its execution by the Agent.

         (G) APPLICATION: This Clause 3.4 may be invoked by the Borrower on more than one occasion.

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                                       15

4.       FEES AND EXPENSES

4.1      AGENCY FEE

         The Borrower agrees to pay an agency fee to the Agent. The amount of this fee and the timing of payment are described in a letter from the Agent to the Borrower dated the same date as this Agreement.

4.2      REIMBURSEMENT OF INITIAL EXPENSES

         The Co-arrangers and the Agent have incurred and will incur expenses in connection with the arrangement of the Facility. The Borrower agrees to reimburse each of the Co-arrangers and the Agent for the reasonable amount of these expenses together with any amounts in respect of the Value Added Tax thereon. They include the legal fees incurred in the negotiation, preparation and signature of the Finance Documents.

4.3      ARRANGEMENT FEE

         The Borrower agrees to pay an arrangement fee to the Co-arrangers. The amount of this fee and the timing of payment are described in a letter from the Co-arrangers to the Borrower dated the same date as this Agreement.

4.4      FACILITY FEE

         A facility fee will accrue on the uncancelled amount of the Commitment (whether drawn or undrawn) of each Lender. This fee will accrue from the date of this Agreement until the Maturity Date at the Facility Fee Rate. The Borrower agrees to pay the fee to the Agent for the account of each Lender in arrear starting on 30th September, 1999 and at quarterly intervals thereafter and on the Maturity Date.

4.5      DOCUMENTARY TAXES

         This sub-clause applies if any registration fee, stamp duty or other documentary tax is required to be paid on or in connection with a Finance Document, any document referred to in or contemplated by a Finance Document or any judgment obtained in connection with a Finance Document. It also applies if a fee, duty or tax is payable in order for any of these documents to be valid, binding and enforceable or for any of them to be admitted as evidence in court. In these circumstances the Borrower agrees to pay the fee, duty or tax together with any interest or penalty for late payment. Alternatively, the Agent or a Lender may make the payment. If it does so, the Borrower agrees to reimburse the Agent or that Lender for the amount paid and the losses and expenses (if reasonable) incurred as a result of the payment.

4.6      PROTECTION OF RIGHTS

         A Co-arranger, the Agent or a Lender may incur expenses in protecting, preserving or enforcing its rights under a Finance Document. The Borrower agrees to reimburse that Co-arranger, or as the case may be, the Agent or that Lender for the amount of these expenses to the extent that they have been properly incurred.

5.       CANCELLATION

5.1      VOLUNTARY CANCELLATION

         The Borrower may cancel the whole or part of the Total Commitments by giving notice to the Agent. This notice will take effect 5 Business Days after it is received by the Agent unless a later date is specified in the notice. In that case the notice will take effect on the specified date. The Borrower may cancel only a part of the Total Commitments which is a minimum amount of euros 1,000,000 and an integral multiple of euros 500,000.

5.2      EFFECT OF CANCELLATION

         The Borrower may not borrow any part of the Total Commitments which has been cancelled or which is the subject of a notice of voluntary cancellation. The Commitments of the Lenders will be reduced by an aggregate amount equal to the reduction of the Total Commitments. Each Lender's Commitment will be reduced in the same proportion.

         PART III : DRAWING, INTEREST AND REPAYMENT

6.       ADVANCE OF FUNDS

6.1      NOTICE TO THE AGENT

         Whenever the Borrower wishes to borrow under the Facility it will deliver a notice to the Agent. This notice must be substantially in the form set out in Schedule 3. The notice must specify the currency of the Advance (which shall be in euros or an Optional Currency), the amount to be borrowed, the Term of the Advance and the date of the borrowing. This date must be no sooner than three Business Days after the date the Agent receives the notice. For this purpose if the Agent receives the notice on a day which is not a Business Day or after 2.00 p.m. on a Business Day, it will be treated as having received the notice on the following Business Day.

6.2      LIMITATIONS ON ADVANCES

         The following limitations apply to Advances:

         (A) No Advance may exceed the uncancelled and undrawn amount of the Facility. In addition, no Advance, when aggregated with all other Advances scheduled to be outstanding on the relevant Advance Date, may exceed an amount (the "Borrowing Base Amount") which is the aggregate of:

                  (A)     45% of the total amount of Inventory; and

                  (B)     75% of the total amount of Receivables,

                  in each case, as shown in the quarterly balance provided under paragraph 14 of Schedule 2 or, upon becoming available, in the latest quarterly balance delivered to the Agent under Clause 18.1(f).

                  These limitations will be applied as at the Advance Date. For this purpose:

                  (i) any part of the Total Commitments which is subject to a notice of voluntary cancellation will be treated as cancelled;

                  (ii) any amount due to be repaid on the Advance Date will be treated as having been repaid;

                  (iii) if any other requests are outstanding for Advances to be made on or before the proposed date of the newly-requested Advance, all Advances to which those requests relate will be deemed to be outstanding; and

                  (iv) Advances in Optional Currencies will be taken at their Original Euro Amount.

                  The Agent and the Lenders will be entitled to rely on the figures for the total amount of Inventory and Receivables shown in the quarterly balance provided under paragraph 14 of
                  Schedule 2 or, upon becoming available, in the latest quarterly balance delivered to the Agent under Clause 18.1(f).

         (B) An Advance in euros must be a minimum of euros 500,000 and an integral multiple of euros 250,000 or be the uncancelled and undrawn amount of the Facility. An Advance in any Optional Currency must be either:

                  (i) equal to or greater than the equivalent of euros 500,000 (converted at the Exchange Rate) and a round amount in that currency agreed with the Agent; or

                  (ii) the Equivalent Amount of the uncancelled and undrawn amount of the Facility.

         (C)      If the Advance is not to be in euros, Clause 7 applies.

         (D) The Term of the Advance must be a period of 1, 2, 3, 6 or, if all the Lenders consent, 12 months or any other period as the Agent (on behalf of, and with the consent of, all the Lenders) and the Borrower may agree in writing. The Borrower will be treated as choosing a period of 3 months if it fails to select a period.

         (E) The Advance Date must be a Business Day falling at least one month (or such shorter period as may be agreed by all the Lenders) before the Maturity Date.

         (F)      The Term of the Advance must expire on or before the Maturity
                  Date.

6.3      NOTICE TO THE LENDERS

         The Agent agrees to provide details of the notice of borrowing to each Lender on the day three Business Days before an Advance Date. These details will also include the amount of the Lender's participation in the Advance.

6.4      CONDITIONS TO BORROWING

         The Lenders will be obliged to make an Advance to the Borrower only if:

         (A)      the Facility is available in accordance with Clause 2;

         (B) a properly completed and signed notice of borrowing has been received by the Agent;

         (C)      the representations in Clause 17 are true on the Advance Date;
                  and

         (D) there is no outstanding Termination Event or Potential Termination Event on the Advance Date.

         Clause 6.8 applies to sub-paragraphs (C) and (D).

6.5      OBLIGATION TO ADVANCE FUNDS

         If the requirements of this Clause are satisfied each Lender agrees to advance its participation in the Advance to the Borrower. The Advance will be made on the date specified in the notice of borrowing.

6.6      CONSEQUENCES OF AN ADVANCE NOT BEING MADE

         If a notice of borrowing is delivered but no Advance is made the Lenders may incur losses and expenses as a result. The losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lenders to fund the Advance. They may also include losses and expenses incurred in terminating commitments relating to the funding or incurred in hedging open positions resulting from the Advance not being made. The Borrower agrees to reimburse each Lender for the amount of these losses and expenses. This sub-clause does not apply if the Advance is not made solely by reason of a default of a Lender.

6.7      ADJUSTMENT OF THE TERM

         The Term will end on the last Business Day of a calendar month if it is for a number of complete months and either:

         (A)      it commenced on the last Business Day of a calendar month; or

         (B) it commenced on a day for which there is no corresponding day in the month in which it is due to end.

6.8      NEW ADVANCES

         This sub-clause applies where an Advance Date is the last day of the Term of an outstanding Advance (the "Old Advances") and where Advance(s) are due to be advanced on that Advance Date (the "New Advances"). If the aggregate amount of those New Advances (which, in the case of a New Advance in an Optional Currency, will be its Original Euro Amount) is less than or equal to the aggregate amount of the Old Advances (which, in the case of an Old Advance in an Optional Currency, will be its Original Euro Amount) the conditions in Clauses 6.4(C) and 6.4(D) will not apply.

7.       CURRENCY OPTION

7.1      REQUEST FOR OPTIONAL CURRENCY

         This Clause applies if a notice of borrowing specifies a currency other than euros. In this case the Advance requested will be made in the currency specified if all the following are true:

         (A)      The currency specified is an Optional Currency.

         (B) The Advance is required to be made under the terms of this Agreement.

7.2      NON-AVAILABILITY OF OPTIONAL CURRENCY

         A Lender (an "Affected Lender") may notify the Agent that it is unable to make its participation in an Advance available in the specified Optional Currency for the requested Term. If a Lender makes this notification it will set out details of the reasons why it is unable to make its participation available in this notice. Each of the following applies if this notice is received by the Agent by 4.00 p.m. on the third Business Day before the day the Advance is due to be made:

         (A) The Affected Lender will not be obliged to make its participation in the Advance available in the specified Optional Currency. Instead the Affected Lender agrees to make the participation available in euros.

         (B) The amount the Affected Lender is required to advance will be the Original Euro Amount of the participation it would otherwise have been required to make available in the Optional Currency.

         (C) The Agent agrees to notify the Borrower and the other Lenders of the receipt of the notice from the Affected Lender. This

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                                       20

                  notification will be made by noon on the third Business Day before the day the Advance is due to be made.

7.3      IMPRACTICALITY OF DRAWING IN OPTIONAL CURRENCY

         An Advance which was to have been made in an Optional Currency will not be required to be made if all the following are true:

         (A)      An event described in Clause 7.4 occurs.

         (B) The Agent notifies the Borrower of this event in writing (giving reasons) and states that, as a result, the Advance cannot be made in the Optional Currency.

         (C) The notice from the Agent is received by the Borrower by 9.00 a.m. on the date the Advance is due to be made.

         The Agent agrees to deliver a notice under this sub-clause if it is instructed by an Instructing Group to do so. For the purposes of this sub-clause an Advance will be treated as being made in an Optional Currency even if part of it was due to be made in euros by virtue of Clause 7.2.

7.4      EVENTS MAKING DRAWING IN OPTIONAL CURRENCY IMPRACTICAL

         An event referred to in Clause 7.3 occurs if both:

         (A) there are changes in national or international financial, political or economic conditions or in currency exchange rates or exchange controls; and

         (B) these changes would, in the opinion of the Agent, make it impracticable for the Advance to be denominated in the Optional Currency in question.

8.       INTEREST

8.1      ACCRUAL OF INTEREST

         Interest will accrue on each Advance during its Term.

8.2      RATE OF INTEREST

         The rate of interest applicable during the Term of an Advance will be:

         (A) in respect of an Advance in euros, a rate per annum equal to EURIBOR for that Advance for that Term plus the Applicable Margin; or

         (B) in respect of an Advance in a currency other than euros, a rate per annum equal to LIBOR for the currency of that Advance for that Term plus the Applicable Margin.

8.3      PAYMENT OF INTEREST

         The Borrower agrees to pay interest accrued on each Advance in arrear on the last day of its Term. Where the Term is longer than six months the Borrower also agrees to pay interest on the day six months after the start of the Term.

9.       REPAYMENT

         (A) The Borrower agrees to repay each Advance made to it on the last day of its Term. The Borrower shall repay that Advance in the currency in which it was made unless paragraph (B) applies.

         (B) Where on any date on which an Advance is to be repaid (the "Old Advance") the Borrower borrows a further Advance (the "New Advance") and the New Advance and the Old Advance are both in euros or the same Optional Currency the Agent shall, unless the Borrower requests otherwise, apply the New Advance in or towards repayment of the Old Advance. This will be treated as satisfying PRO TANTO the obligations of the Borrower to repay the Old Advance and of the Lenders to make the New Advance. To the extent that the amount of the New Advance differs from the Old Advance the Lenders, or as the case may be, the Borrower shall be obliged to advance, or, in the case of the Borrower, repay the amount of such difference.

10.      PREPAYMENT

10.1     OPTIONAL PREPAYMENT

         The Borrower may give notice that it will repay the whole or part of any Advance on any day prior to the last day of its Term. This notice must state:

         (A) the date of repayment, which will be at least five Business Days after the notice is received by the Agent; and

         (B) the amount to be repaid, which will be a minimum of euros 1,000,000 and an integral multiple of euros 500,000 or the whole of that Advance (or, in each case, its equivalent, in any Optional Currency).

         The Borrower agrees to repay the whole or part of such Advance in accordance with its notice. Clause 11.9 applies to any repayment under this sub-clause.

10.2     NO OTHER PREPAYMENT

         The Borrower may not repay the Loan early except in the manner permitted or required by this Agreement.

         PART IV : CHANGES OF CIRCUMSTANCES AND PAYMENTS

11.      CHANGES OF CIRCUMSTANCES

11.1     ILLEGALITY

         (A) NOTICE: Each Lender agrees to notify the Borrower if it believes that Lender is or will be acting illegally in relation to the Facility. The illegality may relate to the performance of the Lender's obligations, the maintenance of the Facility or the Lender's funding arrangements. Each Lender confirms that it is not acting illegally in relation to the Facility on the date of this Agreement.

         (B) CANCELLATION AND PREPAYMENT: If a Lender delivers a notice of illegality the Commitment of that Lender will be cancelled on the date of that notice. The Borrower agrees to repay the participation of that Lender in each Advance on the last day of the Term of that Advance during which the notice is received, unless that Lender certifies that, because of a legal requirement applicable to that Lender, it must be repaid earlier. In this event the Borrower agrees to repay the participation on the earlier date (or dates) specified by the Lender. Clause 11.9 applies to any cancellation or repayment under this sub-clause.

11.2     INCREASED COSTS

         (A)      TYPES OF INCREASED COSTS: This sub-clause applies where all of
                  (i), (ii) and (iii) are true:

                  (i)     Either:

                          (a) there is a change in a legal or other requirement applicable to a Lender Group Company or a change in its interpretation or application; or

                          (b) a Lender Group Company complies with a direction or request of an authority with whose directions or requests it is accustomed to comply.

                  (ii)    As a result, any of the following occurs:

                          (a)  a Lender Group Company incurs an expense;

                          (b) a Lender Group Company's effective return from the Facility or on its overall capital is reduced;

                          (c) any amount payable to a Lender Group Company is reduced; or

                          (d) a Lender Group Company does not recover an amount which would otherwise have been paid to it.

                          No account will be taken of tax on the overall net income of a Lender, or a Lender Group Company, in the country in which it is incorporated, has its principal office or the office through which it is acting for the purposes of this Agreement.

                  (iii) The losses, reductions and expenses arising as a result are wholly or partly attributable to the Facility or the arrangements made by a Lender in connection with the Facility.

         (B) NOTICE: Without prejudice to the Borrower's obligations under this Clause 11, each Lender agrees to notify the Borrower through the Agent if it becomes aware that this sub-clause applies. This notice will contain reasonable detail of the circumstances which have caused this sub-clause to apply.

         (C) PAYMENT OF ADDITIONAL AMOUNTS: The Borrower agrees to reimburse each Lender for the losses, reductions, expenses and unrecovered amounts described in paragraph (A)(ii) which are attributable to the Facility. However, the Borrower will not be obliged to reimburse a Lender to the extent that any amount claimed by a Lender under this Clause 11.2 has accrued or arisen more than six months before the date the Lender notifies the Agent of its claim under Clause 11.1.

         (D)      PREPAYMENT: If a Lender delivers a notice under paragraph (B):

                  (i) the Borrower may deliver to that Lender a notice of prepayment. The Borrower agrees to prepay the participation of that Lender in the Loan five Business Days after the Lender receives this notice (or on any later date or dates specified in the notice). Clause
                          11.9 applies to this prepayment; and/or

                  (ii) the Borrower may deliver to that Lender a notice of cancellation. That Lender's Commitment will be reduced to zero on the date of delivery of that notice.

         (E) BASLE EXCEPTION: Paragraph (C) will not oblige the Borrower to compensate any Lender in respect of itself or any other Lender Group Company for any losses, reductions and expenses described in paragraph (A)(ii) which result from the implementation, as at the date of this Agreement, of the matters set out in the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" (the "Basle Report"), the Directive of the Council of the European Communities on a Solvency Ratio for Credit Institutions (89/647/EEC of 18th December, 1989) (the "Solvency Directive") or the Directive of the Council of the European Communities on Own Funds of Credit Institutions (89/299/EEC of 17th April, 1989) (the "Own Funds Directive") in each case as amended prior to the date of this Agreement. This exception will not apply if the losses, reductions and expenses described in paragraph (A)(ii) result from any change after the date of this Agreement in, or in the interpretation or application of, the Basle Report, the Solvency Directive or the Own Funds Directive.

11.3     MARKET DISRUPTION

         (A)      NATURE OF MARKET DISRUPTION: This sub-clause applies if any of
                  (i), (ii) or (iii) is true:

                  (i) Lenders with Commitments exceeding 50% of the Total Commitments, or with participations exceeding 50% of the Loan, notify the Agent that they believe that EURIBOR, or as the case may be, LIBOR would not reflect fairly the cost to them of funding an amount outstanding under this Agreement.

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                                       24

                  (ii) EURIBOR, or as the case may be, LIBOR cannot be determined because fewer than two Reference Banks provide quotations.

                  (iii) Lenders with Commitments exceeding 50% of the Total Commitments, or with participations exceeding 50% of the Loan, notify the Agent that they are unable to fund their participation in the Loan in the London or, as the case may be, Paris interbank market.

         (B) NOTICE: The Agent agrees to notify the Borrower and the Lenders if this sub-clause applies.

         (C) ALTERNATIVE INTEREST RATE ARRANGEMENTS: If the Agent delivers a notice of market disruption each of the following applies:

                  (i) The means of determining the rates of interest applicable to the Advance or Advances affected (the "Affected Advance") will be suspended. Instead the Borrower agrees to pay interest to the Lenders on the Affected Advance in the manner requested by the Agent. A request by the Agent may specify periods to be used for the computation of interest. It must also specify the rate of interest to apply for a period. This rate will be the rate determined by the Agent to reflect the cost to each Lender of funding the Affected Advance for the period plus the Applicable Margin. In order to assist the Agent in this determination each Lender agrees to provide to the Agent any information which the Agent may request. If this information is received by the Agent within any time period specified by the Agent it will be taken into account by the Agent in making its determination.

                  (ii) The Borrower and the Agent will negotiate the terms of an alternative arrangement for determining a rate of interest for the Affected Advance. The negotiations will be carried on in good faith. Neither party is bound to continue the negotiations after the date 30 days after the Borrower receives the Agent's notice. If agreement is reached and if it is approved by all the Lenders the rate of interest will be determined in accordance with the agreement. Sub-paragraph (i) will not apply to the extent that it is expressly excluded by this agreement.

                  (iii) If the circumstances described in paragraph (A) cease to apply the Agent will notify the Borrower and the Lenders. The notice will specify the transitional arrangements proposed by the Agent which as far as possible will be in accordance with the normal interest rate fixing provisions of this Agreement. The Borrower agrees to pay interest on the Affected Advance to the Lenders in the manner described in this notice unless a different arrangement is agreed by the Agent and the Borrower and approved by all the Lenders. In this case the Borrower agrees to pay interest to the Lenders in the manner agreed.

         (D) PREPAYMENT: If this sub-clause applies, the Borrower may deliver a notice of repayment to the Agent. The Borrower agrees to prepay the Loan or, at the Borrower's election, the Affected Advance or Affected Advances three Business Days after the Agent receives this notice. Clause 11.9 applies to this repayment.

11.4     WITHHOLDINGS

         (A) WITHHOLDINGS AND DEDUCTIONS: This sub-clause applies if the Borrower or the Guarantor is required by United Kingdom law to make a payment under a Finance Document net of a withholding or deduction or, in the case of the Guarantor, is so required by United States law. It also applies if the Agent is required by United Kingdom law or, if the payment is made by the Guarantor, by United States law, to make a payment to a Lender under a Finance Document net of a withholding or deduction.

         (B) NOTICE: Each of the Borrower and the Guarantor agrees to notify the Agent if it becomes aware that this sub-clause applies. Without prejudice to the Borrower's obligations under this Clause 11, the Agent agrees to notify the Borrower and the Guarantor and the Lenders if it becomes aware that this sub-clause applies to any payments to be made by it.

         (C) GROSSING UP: The Borrower and the Guarantor each agree to increase the amount of any payment which is subject to a withholding or deduction by United Kingdom law or, in the case of the Guarantor, by United States law. This applies both where the withholding or deduction is required on the payment by the Borrower or the Guarantor itself and where it is required on the payment by the Agent. As a result of this increase the person entitled to the payment will be entitled to receive the same amount it would have received if there had been no withholding or deduction.

         (D) PAYMENT OF TAX: The Borrower and the Guarantor each agrees to pay to the appropriate authority all amounts withheld or deducted by it. If a receipt or other evidence of payment can be obtained from that authority without incurring unreasonable cost or expense, the Borrower and the Guarantor agree, as soon as reasonably practicable, to deliver this to the Agent and otherwise to deliver any evidence of payment, reasonably satisfactory to the relevant Lender if so requested.

         (E) PREPAYMENT: If the Borrower or the Agent delivers a notice of withholding or deduction:

                  (i) the Borrower may deliver to the Agent a notice of repayment. This notice may relate to any part of the Loan which is subject (or the interest on which is subject) to the withholding or deduction. The Borrower agrees to prepay the Loan (or the part of it which is affected) three Business Days after the Agent receives this notice. Clause 11.9 applies to this repayment; and/or

                  (ii) the Borrower may deliver to the Agent a notice of cancellation. This notice may relate to any part of the Total Commitments which, if drawn, would be subject (or the interest on which would be subject) to the withholding or deduction. That part of the Total Commitments will be reduced to zero on the date of delivery of that notice.

         (F) REFUND OF TAX CREDITS: If the Borrower or the Guarantor makes an increased payment under Clause 11.4(C) (a "Tax Payment") the relevant Lender or, as the case may be, the Agent agrees

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                                       26

                  to notify the Borrower if it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which that Lender or, as the case may be, the Agent is able to identify as attributable to that Tax Payment. To the extent that it can in its absolute discretion without any adverse consequences for it, that Lender or, as the case may be, the Agent shall reimburse the Borrower or, as the case may be, the Guarantor such amount as the Lender or, as the case may be, the Agent determines to be the proportion of that Tax Credit as will leave the Lender or, as the case may be, the Agent (after that reimbursement) in no better or worse position in respect of its tax liabilities than it would have been in if no Tax Payment had been required. No Lender or, as the case may be, Agent shall be obliged to disclose any information regarding its tax affairs and computations, and this sub-clause does not affect the right of any Lender or, as the case may be, Agent to arrange its tax affairs as it thinks fit.

         (G) PAYMENT BACK OF TAX CREDIT: This Clause applies if the Lender or Agent makes any payment to the Borrower or Guarantor pursuant to Clause 11.4(F) and the Lender or Agent as the case may be subsequently determines, in its reasonable opinion, that the credit or refund in respect of which such payment was made was not available or has been withdrawn or that it was unable to use the credit or refund in whole or part. In this event, the Borrower, or the Guarantor as the case may be, will reimburse the Lender or the Agent such amount as the Lender or the Agent determines, in its reasonable opinion is necessary to place it in the same after tax position as it would have been in had the credit or refund been obtained and used and retained by the Lender or Agent provided that neither the Borrower, nor the Guarantor will be obliged to reimburse the Lender or the Agent an amount which is greater than the amount received by the Borrower or the Guarantor from that Lender or the Agent pursuant to Clause 11.4(F).

11.5     INLAND REVENUE TREATMENT OF THE LENDERS

         (A) Each of the Borrower and the Guarantor will not be required to pay increased amounts under Clause 11.4 in respect of a payment of interest to a Lender if at the time that payment is made the Lender is not a Qualifying Bank.

         (B) This sub-Clause does not apply where the Lender ceases to be a Qualifying Bank as a result of a change of law or concession or a change in the interpretation or application of law or concession after the date hereof. However, this sub-paragraph
                  (B) does not apply if this change relates to a Lender's status as a Double Taxation Treaty Lender. Each Lender agrees to notify the Borrower if it ceases to be a Qualifying Bank.

         (C) This sub-clause only applies so far as the relevant withholding or deduction is due to the Lender not being or ceasing to be a Qualifying Bank.

11.6     CONFIRMATION FROM LENDERS

         Each Lender confirms that it is a Qualifying Bank and this confirmation is repeated on each interest payment date. The Borrower or the Agent may request a Lender to confirm its status as a Qualifying Bank. Each Lender agrees to provide, as soon as reasonably practicable, the confirmation requested.

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                                       27

11.7     MITIGATION

         This sub-clause does not affect the obligations of the Borrower under this Clause. This sub-clause applies if Clause 11.1, 11.2 or 11.4 applies to a Lender. In this case, that Lender agrees to do what it considers reasonable to try to mitigate the effect of that sub-clause on the Borrower. These steps may include the transfer of the Lender's rights and obligations under this Agreement to another branch or entity within the Lender's group. The Lender will not however be obliged to do anything which in its opinion would or might have an adverse effect on it.

11.8     UK BANKS

         The Lenders confirm that as at the date of this Agreement they are UK Banks. If a UK Bank wishes to transfer its lending office to an office outside the United Kingdom it may do so after consultation with the Borrower if the Lender is a Double Taxation Treaty Lender at the time of the transfer.

11.9     PREPAYMENT

         This sub-clause applies if the Borrower is obliged to repay the Loan or any part of it under this Clause, Clause 10, Clause 20.2, Clause 20.3 or Clause 26.3(D). In this event the Borrower agrees to pay on the date repayment is due interest accrued on the Loan (or the amount to be repaid) up to that date. If the date repayment of an Advance is due is not the last day of its Term, the Borrower will reimburse each affected Lender for the losses and expenses that Lender has incurred, or will incur, as a result. These losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by that Lender to fund that Advance. They may also include losses and expenses incurred in hedging open positions resulting from the repayment.

12.      PAYMENTS

12.1     METHOD AND TIMING OF PAYMENTS

         All payments under the Finance Documents must be made in immediately available funds and freely transferable funds. Each payment must be for value on the due date.

12.2     CURRENCY OF PAYMENT

         Each Advance is to be advanced and repaid in the currency in which it is denominated. Interest on an Advance is to be paid in the same currency as the Advance. All payments in respect of indemnity or other reimbursement claims are to be made in the currency of that claim. All other payments are to be made in euros, unless this Agreement specifies a different currency.

12.3     PAYMENTS THROUGH THE AGENT

         (A) NORMAL ARRANGEMENTS: All payments by the Borrower or the Guarantor or by a Lender under this Agreement will be made through the Agent. Each euro payment will be made to the account of the Agent, account number 26 54 31 212. Each non-euro payment will be made to an account of the Agent. The details of this account will be notified to the payer by the Agent. The Agent will pay on an amount received as soon as the Agent has ascertained that it has been received.

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                                       28

         (B) ALTERNATIVE ARRANGEMENTS: If the Agent believes that it is, or will be, illegal or impossible for it to pay on to a Lender in accordance with paragraph (A), it agrees to notify the Borrower and that Lender. In this case the Borrower and that Lender may agree alternative arrangements for payments to be made to that Lender. Paragraph (A) will not apply to the extent excluded by those alternative arrangements. That Lender agrees to provide notice of the arrangements to the Agent and will notify the Agent of payments in accordance with Clause 14.1.

12.4     EURO PAYMENTS TO THE BORROWER

         Each euro payment by the Agent to the Borrower will be made to the account notified to the Agent by the Borrower for this purpose.

12.5     PAYMENTS TO THE LENDERS

         Each euro payment by the Agent to a Lender will be made to the account of that Lender notified to the Agent for this purpose.

12.6     OTHER PAYMENTS

         Each non-euro payment to be made by the Agent will be made to an account of the payee. The details of this account will be notified to the Agent by the payee.

12.7     CHANGE OF ACCOUNT

         The Borrower or a Lender may change any of its receiving accounts by not less than five Business Days' notice to the Agent. The Agent may change any of its receiving accounts by not less than five Business Days' notice to the Borrower and the Lenders.

12.8     REFUNDING OF PAYMENTS BY THE AGENT

         This sub-clause applies if the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment on a particular day. In this case the person which received the payment from the Agent agrees to return it. It will also reimburse the Agent for all losses and expenses incurred by the Agent as a result of the payment. This sub-clause does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

12.9     NON-BUSINESS DAYS

         If a payment would be due on a non-Business Day the payment obligation will be deferred to the next Business Day, unless that day is in another calendar month. Where it is in another calendar month, that payment obligation will be brought forward to the previous Business Day.

         Interest and facility fees will be adjusted accordingly.

12.10    PAYMENT IN FULL

         All payments by the Borrower and the Guarantor will be made in full and without set off or counterclaim. No payment will be made net of a withholding or deduction, unless this is required by law. In this event Clause 11.4 applies.

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                                       29

13.      LATE PAYMENT

13.1     DEFAULT INTEREST

         The Borrower and the Guarantor agree to pay interest on all amounts unpaid under a Finance Document after their due date for payment. This interest will be computed by reference to successive periods selected by the Agent. The first of these periods will start on the due date for payment of the unpaid amount except in the case that such unpaid amount is in respect of all or part of an

         Advance which has become due and payable on a day other than the last day of its Term, in which case the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term based on the rate of interest applicable for that period plus 1.0% and the Applicable Margin. In all other cases the rate of interest applicable during each of these periods will be a rate per annum equal to 1.0% plus:

         (A)      in the case of an amount in euros, EURIBOR for that period; or

         (B)      in the case of an amount in sterling, LIBOR for that period,

         plus, in either case, the Applicable Margin. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount. Interest will be due under this sub-clause both before and after judgment.

13.2     INDEMNITY

         If the Borrower or the Guarantor fails to make a payment on the due date the Borrower and the Guarantor agree to reimburse the person entitled to the payment for the reasonable amount of any losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under Clause 13.1.

14.      SHARING AMONG LENDERS

14.1     NOTICE

         If an amount due to a Lender (the "Recipient") under a Finance Document (other than an amount due to the account of that Lender only) is discharged other than by payment through the Agent, the Recipient agrees to notify the Agent. This may occur because of the exercise of a right of set-off, by virtue of a combination of accounts or because of a voluntary or involuntary payment by the Borrower or the Guarantor direct to that Recipient. The notification will provide details of the amount discharged and will be delivered no later than 10 Business Days after the discharge.

14.2     DETERMINATION BY THE AGENT

         Where a Lender has issued a notice under Clause 14.1 the Agent will determine what payments, if any, are due under Clause 14.4. This determination will be made on the basis of the information contained in all the notices delivered to the Agent under Clause 14.1. The determination will be notified to the Borrower and the Lenders.

14.3     LITIGATION

         In determining the amount due under Clause 14.4 no account will be taken of an amount due to a Lender which has declined to participate in legal proceedings which resulted in the payment described in Clause
         14.1. This only applies if that Lender could have joined in the proceedings or could have instituted its own proceedings, but failed to do so.

14.4     PAYMENT TO THE AGENT

         The Recipient agrees to pay to the Agent an amount calculated as follows:

                                   P = D (X - Y)

         where:

         P =      the amount payable to the Agent

         D = the aggregate amount due to the Recipient out of which an amount has been discharged

         X =      the fraction of D which has been discharged

         Y = the fraction which has been discharged, if any, of the aggregate amount due to the Lender which has the greatest proportion of that amount still outstanding.

         This amount will be paid no later than five Business Days after receipt of a notice from the Agent under Clause 14.2.

14.5     OBLIGATIONS OF THE BORROWER AND THE GUARANTOR

         Any amount due to the Recipient which would otherwise have been discharged as described in Clause 14.1 will be treated as not having been discharged to the extent of an amount which is or will be payable under Clause 14.4 as a result. Accordingly the Borrower and the Guarantor agree to pay this amount to the Recipient as if it had not been discharged. This payment is required to be made whether or not the Agent has issued a determination under Clause 14.2.

14.6     DISTRIBUTION

         The Agent agrees to distribute to the Lenders (including, for the avoidance of doubt, the Recipient) the amount received by it under Clause 14.4 as if that amount had been received from the Borrower in discharge of an amount due under the Agreement. The Borrower will then be treated as having paid that amount.

14.7     RECOVERY

         This sub-clause applies if an amount discharged as described in Clause
         14.1 is recovered from, or is required to be repaid by, the Recipient. In this case each Lender which received the benefit of a payment made under Clause 14.4 agrees to repay to the Recipient the amount it received. Each of these Lenders will also reimburse the Recipient for any interest or other losses or expenses which the Recipient has incurred in connection with the discharged amount or its recovery or repayment. The rights and obligations of the parties shall be restored to the position before any payment became due under Clause 14.4.

         PART V : THE GUARANTEE

15.      GUARANTEE

15.1     GUARANTEE

         The Guarantor guarantees the due and punctual performance of all obligations of the Borrower under this Agreement. This Guarantee is unconditional and irrevocable.

15.2     AGREEMENT TO PAY

         The Guarantor agrees to pay on first demand each amount due by the Borrower which is unpaid. The demand may be made at any time on or after the due date for payment. Payment will be made in the same currency as the amount due by the Borrower.

15.3     CONTINUING GUARANTEE

         This Guarantee is a continuing guarantee. No payment or other settlement will discharge the Guarantor's obligations until the Borrower's obligations have been discharged in full.

15.4     OTHER GUARANTEES AND SECURITY

         This Guarantee is in addition to, and independent of, any other guarantee or Security.

15.5     ENFORCEMENT

         This Guarantee may be enforced before any steps are taken against the Borrower or under any other guarantee or Security.

15.6     PRESERVATION OF RIGHTS

         This Guarantee will be discharged only by the receipt of payment in full. It will not be discharged by any other action, omission or fact. The Guarantor's obligations will, therefore, not be affected by any of the following happening:

         (A) The obligations of the Borrower are or become void, invalid, illegal or unenforceable.

         (B) There is any change, waiver or release of the Borrower's obligations.

         (C)      Any concession or time is given to the Borrower.

         (D)      The Borrower is wound up or reorganised.

         (E) There is any change in the condition, nature or status of the Borrower.

         (F) Any of the above events occur in relation to another guarantor or provider of Security or the obligations of that guarantor or provider.

         (G) There is any failure to take, retain or enforce any other guarantee or Security.

         (H) Any circumstances affect or prevent recovery of amounts due by the Borrower.

         (I)      Any other matter exists which might discharge the Guarantor.

         Any receipt from any person other than the Guarantor will reduce the outstanding balance only to the extent of the amount received.

15.7     REPRESENTATIONS OF THE GUARANTOR

         The Guarantor confirms that it does not have the benefit of any Security in respect of this Guarantee.

15.8     COVENANTS OF THE GUARANTOR

         The Guarantor agrees as follows:

         (A) SECURITY: The Guarantor agrees that it will not take or seek to take the benefit of any Security in respect of this Guarantee. If, in breach of this paragraph, the Guarantor at any time has the benefit of any Security, it will hold that Security on trust for the Agent and the Lenders.

         (B)      EXERCISE OF RIGHTS: The Guarantor will not:

                  (i) take the benefit of any right against the Borrower or any other person in respect of amounts paid under this Guarantee; or

                  (ii) claim or exercise against the Borrower any right to any payment (whether or not in connection with this Agreement).

         (C) COMPETING PROOF: An Instructing Group may request the Guarantor to submit a proof for amounts due to it by the Borrower or any other guarantor. The Guarantor agrees to submit a proof promptly in accordance with this request. All amounts received in respect of this proof will be held by the Guarantor on trust for the Agent and the Lenders.

         The obligations in this sub-clause will cease to have effect when the Facility has ceased to be available and there are no amounts owing, present or future, actual or contingent under this Agreement or any other Finance Document.

15.9     SUSPENSE ACCOUNT

         Any amount received under this Guarantee or in connection with amounts due by the Borrower may be placed on suspense account. Suspense accounts may be held by the Agent or by a Lender. While the amounts are in the suspense account the Agent or any Lender may claim and recover amounts from the Borrower and any other guarantor as if the amount in the suspense account had not been received. Amounts may be taken out of a suspense account by the person holding that account at any time.

15.10    DISCHARGE CONDITIONAL

         Any settlement with, or discharge of, the Guarantor will be subject to a condition. This condition is that the settlement or discharge will be set aside if any prior payment, or any other guarantee or Security, is set aside, invalidated or reduced. In this event the Guarantor agrees to reimburse each Lender and the Agent for the value of the payment, guarantee or Security which is set aside, invalidated or reduced.

15.11    PRINCIPAL DEBTOR

         In addition to the Guarantor's obligations as guarantor, the Guarantor agrees to pay any amount which is not recoverable from the Guarantor as a guarantor. Any amount due under this sub-clause will be recoverable from the

         Guarantor as though the obligation had been incurred by the Guarantor as sole or principal debtor.

16.      GUARANTOR'S INDEMNITY

16.1     INDEMNITY

         The Guarantor agrees that if the Borrower fails to make a payment expressed to be due under the terms of this Agreement on its due date it will reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The Guarantor also agrees to reimburse each Lender and the Agent for all losses and expenses arising from any obligations of the Borrower being or becoming void, invalid, illegal or unenforceable.

16.2     AMOUNT OF LOSS

         For the purposes of this Clause a Lender and the Agent will be treated as having suffered a loss equal to the amount which is expressed as being due to it by the Borrower and unpaid (taking into account amounts paid under Clause 15). If this treatment is incorrect the Lender or the Agent will produce evidence of its loss.

         PART VI: REPRESENTATIONS, COVENANTS AND TERMINATION EVENTS

17.      REPRESENTATIONS

17.1     INITIAL REPRESENTATIONS

         Each of the Borrower and the Guarantor confirms that each of the following is true:

         (A)      LEGAL STATUS:

                  (i) The Borrower is a company duly incorporated and validly existing under the laws of England.

                  (ii) The Guarantor is a company duly incorporated and validly existing under the laws of the State of Delaware.

                  (iii) Polaroid Nederland B.V. and Polaroid Trading B.V. are each companies duly incorporated and validly existing under the laws of the Netherlands.

                  (iv) Polaroid Contracting C.V. is a limited partnership duly constituted under the laws of the Netherlands.

                  (v) PRD Management Limited and PRD Overseas Limited are each companies duly incorporated and validly existing under the laws of Bermuda.

                  (vi) Polaroid GmbH is a limited liability company (Gesellschaft mit beschrankter Haftung) duly incorporated and validly existing under the laws of the Federal Republic of Germany.

         (B) CORPORATE POWERS: It and each Relevant Polaroid Subsidiary has power to own its assets and conduct its business as it is now being conducted. It also has power to sign and deliver this Agreement and, in the case of the Borrower and each Relevant Polaroid Subsidiary, the Charges to which the Borrower or such Relevant Polaroid Subsidiary is a party and to exercise its rights and perform its obligations under this Agreement and, in the case of the Borrower and each Relevant Polaroid Subsidiary, the Charges to which the Borrower or such Relevant Polaroid Subsidiary is a party.

         (C)      AUTHORISATIONS:

                  (i) The signature and delivery of this Agreement and, in the case of the Borrower and each Relevant Polaroid Subsidiary, the Charges to which the Borrower or such Relevant Polaroid Subsidiary is a party have been duly authorised on behalf of such party.

                  (ii) The exercise of its rights and the performance of its obligations under this Agreement and, in the case of the Borrower and each Relevant Polaroid Subsidiary each such signatory's rights and the performance of its obligations under this Agreement and the Charges to which the Borrower or such Relevant Polaroid Subsidiary is a party have been duly authorised.

         (D)      BINDING OBLIGATIONS:

                  (i) This Agreement and, in the case of the Borrower and each Relevant Polaroid Subsidiary, the Charges to which the

                          Borrower or such Relevant Polaroid Subsidiary is a party have been duly signed and delivered.

                  (ii) Its obligations described in this Agreement and, in the case of the Borrower and each Relevant Polaroid Subsidiary, the obligations described in the Charges to which the Borrower or such Relevant Polaroid Subsidiary is a party, are its or such Relevant Polaroid Subsidiary's valid and binding obligations (subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium and other similar laws relating to or affecting creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) any implied covenant of good faith and fair dealing and (d) any other matter contained in the reservations as to matters of law contained in the legal opinions delivered under paragraph 13 of
                          Schedule 2).

         (E) LEGALITY AND CONTRAVENTIONS: The signature and delivery of this Agreement and, in the case of the Borrower and each Relevant Polaroid Subsidiary, the Charges to which the Borrower or such Relevant Polaroid Subsidiary is a party and the exercise of its rights and performance of its obligations under this Agreement and the Charges to which it or such Relevant Polaroid Subsidiary is a party:

                  (i) are not prohibited by law, regulation or order or by its constitutional documents;

                  (ii) do not require any approval, filing, registration or exemption (other than the perfection of the Security constituted by the Charges at Companies House and each of the other jurisdictions (if relevant) in which any property or rights which are subject to the Charges is located or in respect of which any party to a Charge is required to obtain or make such approval, filing, registration or exemption); and

                  (iii) are not prohibited by, and do not constitute an event of default under, and do not result in an obligation to create Security under, any document or arrangement to which it is a party and which is material in the context of this Agreement.

         (F) RANKING OF OBLIGATIONS: Its obligations under this Agreement are secured by the Charges.

         (G) BORROWING LIMIT: The borrowing of the full amount available under this Agreement will not cause any limitation on the powers to borrow of the Borrower or its directors to be exceeded.

         (H) CORRECTNESS OF INFORMATION: All information supplied and to be supplied on its behalf to any of the Co-arrangers, the Agent or any Lender in connection with the Finance Documents is (taken as a whole) true, accurate and complete in all material respects at the time supplied. It is not aware of any material facts or circumstances which have not been disclosed to any of them which (taken as a whole) might, if disclosed, adversely affect the decision of a person considering whether or not to lend to the Borrower.

         (I) NO TERMINATION EVENT: No Termination Event has occurred and remains unremedied.

         (J) ACCOUNTS: The audited profit and loss accounts of the Borrower for the year ended 31st December, 1998 and the audited balance sheet of the Borrower as at that date give a true and fair view of the results of the Borrower's operations and the financial position of the Borrower. The audited consolidated profit and loss accounts of the Borrower's Group for the year ended 31st December, 1998 and the audited consolidated balance sheet of the Borrower's Group as at that date give a true and fair view of the results of the Borrower's Group's operations and the financial position of the Borrower's Group. These were prepared in accordance with Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

         (K) STAMP DUTY: No stamp, registration or similar tax is payable, and no filing or registration is required, in connection with the execution, performance or enforcement of any Finance Document (other than registration fees in respect of the necessary filings to be made in respect of certain Finance Documents).

         (L) LITIGATION: There is no proceeding, suit or action current or pending or, to its knowledge, threatened before any court or arbitrator in respect of the Borrower or the Guarantor which could or is likely to have a Material Adverse Effect. This representation does not apply to any litigation disclosed in relation to the Guarantor:

                  (i) in a letter from the Guarantor to the Agent dated on or before the date of this Agreement; and

                  (ii) in the Guarantor's 1998 Form 10-K and First Quarter 1999 Form 10-Q, both as filed with the United States Securities and Exchange Commission.

         (M) NO DEFAULT: It is not in breach of any law, regulation, agreement or arrangement applicable to it or any of its assets which is likely to have a Material Adverse Effect.

         The Guarantor confirms that:

         (N) MATERIAL ADVERSE CHANGE: There has been no material adverse change in the business, financial position or results or operations of the Guarantor's Group, considered as a whole.

17.2     REPETITION

         The representations in Clause 17.1, except those in sub-clauses (C),
         (E) and (K), will be deemed repeated by the Borrower and the Guarantor on each Advance Date by reference to the facts and circumstances then subsisting. The representation in Clause 17.1(I) will only be deemed repeated under this sub-clause on the date of a notice of borrowing and on an Advance Date when Clause 6.8 does not apply. This repetition will be with reference to the facts on that day. If on that day audited accounts for a period subsequent to the dates referred to in Clause 17.1(J) have been published, that sub-clause will be treated as referring to the audited profit and loss accounts and audited balance sheets contained in the then latest audited financial statements of the parties referred to in that sub-clause.

17.3     SURVIVAL OF REPRESENTATIONS

         Each of the representations made under this Agreement will survive the making of each Advance.

18.      DELIVERY OF INFORMATION

18.1     PERIODIC REPORTS

         The Borrower and the Guarantor each agree to deliver each of the following to the Agent as soon as they become available and, in any event, by the latest date indicated:


         DOCUMENT/INFORMATION                                                        LATEST DATE
         --------------------                                                        -----------

         (a)   Annual audited accounts of the Borrower                               120 days after the end of each
                                                                                     financial year

         (b)   Annual audited consolidated accounts of the Borrower's                120 days after the end of each
               Group                                                                 financial year

         (c)   Annual audited consolidated accounts of the Guarantor's               90 days after the end of each
               Group                                                                 financial year

         (d)   Half year unaudited consolidated accounts of the                      90 days after the end of each
               Borrower's Group                                                      half of its financial year

         (e)   Quarterly unaudited consolidated accounts of the                      45 days after the end of each of
               Guarantor's Group                                                     the first three quarters of its
                                                                                     financial year

         (f)   Quarterly balances prepared in                                        45 days after the end
               accordance with GAAP                                                  of each quarter of its financial year
               showing: (i) the total amount of Inventory and
               the amount (net of any reserves) of
               Receivables and, (ii) the amount of Inventory and
               the amount (net of any reserves) of the Receivables
               subject to the Charges.

         (g)   A certificate of the chief financial officer or the                   At the same time as the delivery
               chief accounting officer of the Guarantor                             of each set of the Guarantor's Group's
               setting out in reasonable detail                                      accounts under paragraphs (c) and (e)
               the calculations required to  establish
               that the Guarantor was in compliance with
               Section 5.01(a) and 5.01(b) of the Guarantor's
               Revolving Credit Agreement

         In each case the Borrower and the Guarantor agree to deliver the number of copies requested by the Agent (which shall be a number which enables sufficient copies to be provided to the Agent and each Lender).

18.2     GAAP

         The Borrower and the Guarantor each confirm and agree that all accounts and balance sheets to which Clauses 17.1(J) and 18.1 apply have been or will be prepared in accordance with English law (or, as the case may be, in accordance with the law of the State of Delaware) and Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

18.3     REQUESTS

         The Borrower and the Guarantor agree that upon receipt of a request from the Agent for such additional information regarding the business, financial position or results of operations of the Borrower or the Guarantor, or their compliance with the provisions of the Finance Documents (which the Borrower deems it can reasonably comply with and which allows at least 30 days for the delivery of such information) the Borrower and/or the Guarantor will deliver such information to the Agent. However in the event a Potential Termination Event or a Termination Event is subsisting unremedied or unwaived, the Borrower and/or the Guarantor agree that such information will be delivered to the Agent as soon as reasonably possible.

18.4     TERMINATION EVENT

         The Borrower and the Guarantor each agree to notify the Agent promptly of the occurrence of a Termination Event or Potential Termination Event.

18.5     LITIGATION

         Each of the Borrower and the Guarantor agrees to notify the Agent as soon as it becomes aware that any proceedings of the kind described in Clause 17.1(L) are being considered by any other person.

19.      GENERAL COVENANTS

19.1     COVENANTS

         The Borrower agrees as follows:

         (A) RANKING OF OBLIGATIONS: It will ensure that its obligations under this Agreement are secured by the Charges.

         (B) LEGALITY OF PERFORMANCE: It will exercise its rights and perform its obligations under the Finance Documents without contravention of applicable laws. If approvals are required, it will obtain and maintain them and will comply with their terms. It will also make any necessary filings. The obligations in this paragraph only apply to the extent that failure to comply with any of them would have a Material Adverse Effect.

         (C) GUARANTOR'S REVOLVING CREDIT AGREEMENT: It will comply with all obligations set out in Article 5 of the Guarantor's Revolving Credit Agreement in relation to which and to the extent that the Guarantor undertakes, in the Guarantor's Revolving Credit Agreement, to procure that the Borrower complies with those obligations.

         (D)      POLAROID TRADING: It will procure that Polaroid Trading B.V.:

                  (i) executes the Pledge of Polaroid Trading Receivables as soon as possible after the provisions of the Netherlands Works Council Act have been complied with by Polaroid Trading B.V. in relation to the Pledge of Polaroid Trading Receivables; and

                  (ii) provides a certified copy of evidence of corporate authority approving execution and delivery of the Pledge of Polaroid Trading Receivables.

19.2     GUARANTOR'S COVENANTS

         The Guarantor will comply with the obligations set out in Article 5 of the Guarantor's Revolving Credit Agreement.

19.3     DURATION OF COVENANTS

         The obligations of the Borrower and the Guarantor under Clauses 17, 18 and 19 will cease to have effect when the Facility has ceased to be available and there are no amounts owing (actual or contingent, present or future) under this Agreement and the other Finance Documents.

20.      TERMINATION EVENTS

20.1     TERMINATION EVENTS

         Each of the following is a Termination Event:

         (A) NON-PAYMENT: The Borrower fails to pay an amount in respect of principal of the Loan when due, or, the Borrower or the Guarantor fails to pay any other amount due under this Agreement. The Borrower or any Relevant Polaroid Subsidiary fails to pay an amount due under the Charges to which it is a party within three Business Days of the due date for payment.

         (B) OTHER DEFAULTS: The Borrower or the Guarantor fails to perform any of its other obligations under this Agreement. The Borrower or any Relevant Polaroid Subsidiary fails to perform any of its other obligations under the Charges to which it is a party within 30 days after written notice of this failure has been given to the Borrower and, if different, the defaulting party by the Agent.

         (C) UNTRUE REPRESENTATIONS: Any statement made, or deemed repeated, in Clause 17, or the Charges, or in any document delivered by the Borrower or the Guarantor in connection with this Agreement or by the Borrower or any Relevant Polaroid Subsidiary in connection with the Charges to which it is a party, is untrue or misleading when that statement is made or deemed repeated.

         (D) CROSS DEFAULT: Any Borrowed Monies Indebtedness of the Borrower or the Guarantor or any of the Guarantor's Consolidated Subsidiaries:

                  (i) is not paid or repaid when due or within any applicable grace period; or

                  (ii) becomes capable of being declared due and payable before its stated date of payment and by reason a termination event (however described).

             This paragraph does not apply unless the total amount of the Borrowed Monies Indebtedness equals or exceeds US$10,000,000 (or its equivalent in any other currency).

         (E) INSOLVENCY AND REORGANISATION: Any procedure is commenced with a view to the winding-up or re-organisation of the Guarantor, the Borrower or any Subsidiary of the Borrower, or with a view to the appointment of an administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer in relation to the Guarantor, the Borrower or any Subsidiary of the Borrower or any of their assets. This procedure may be a court procedure or any other step which under applicable law is a possible means of achieving any of those results. It will not be a Termination Event, however, if any procedure is discharged within 60 days. In addition, this paragraph (E) does not apply to a Permitted Reorganisation.

         (F) ENFORCEMENT OF SECURITY: The holder of any Security over any of the assets of the Guarantor, the Borrower or any Subsidiary of the Borrower takes any step to enforce that Security. This will not be a Termination Event where the relevant step is dismissed within 30 days or if the aggregate amount secured by the Security is US$10,000,000 (or its equivalent in any other currency) or less.

         (G) ATTACHMENT OR DISTRESS: Any asset of the Guarantor, the Borrower or any Subsidiary of the Borrower is subject to attachment, sequestration, execution or any similar process in respect of Borrowed Monies Indebtedness of more than US$10,000,000 (or its equivalent in any other currency). It will not be a Termination Event, however, if any process is dismissed within 30 days.

         (H)      INABILITY TO PAY DEBTS: Any of the following is true:

                  (i) The Guarantor, the Borrower or any Subsidiary of the Borrower is unable to pay its debts as they fall due.

                  (ii) The Guarantor, the Borrower or any Subsidiary of the Borrower admits its inability to pay its debts as and when they fall due or seeks a composition or arrangement with its creditors or any class of them.

         (I) INSOLVENCY EQUIVALENCE: Anything analogous to any of the events described in paragraphs (E) to (H) occurs in any jurisdiction.

         (J) UNLAWFULNESS OR REPUDIATION: It is unlawful for the Borrower or the Guarantor to comply with its obligations under this Agreement, or for the Borrower or any Relevant Polaroid Subsidiary to comply with its obligations under the Charges to which it is a party, or the Borrower, the Guarantor or any Relevant Polaroid Subsidiary repudiates any of those obligations.

         (K) CHANGE OF CONTROL: The Borrower ceases to be one of the Guarantor's Consolidated Subsidiaries.

20.2     CONSEQUENCES OF A TERMINATION EVENT

         If a Termination Event occurs, the Agent may by notice to the Borrower:

         (A)      cancel the Facility; or

         (B)      demand immediate repayment of the Loan,

         or both. The Agent agrees to deliver a notice under this sub-clause if an Instructing Group instructs the Agent to do so. In the case of cancellation the Lenders will be under no further obligation to make an Advance. In the case of a demand for repayment the Borrower agrees to pay the Lenders in accordance with the notice together with accrued interest on the Loan and all other amounts owing to the Lenders under the Finance Documents.

20.3     INDEMNITY

         If there is a Termination Event each of the Borrower and the Guarantor agrees to reimburse each of the Agent and the Lenders for the losses and expenses it incurs, or will incur, as a result. Clause 11.9 also applies.

20.4     CURRENCY INDEMNITY

         This sub-clause applies where a payment due by the Borrower or the Guarantor under or in connection with a Finance Document is made or is required to be made in a currency other than the specified currency. To the extent that the amount received, when converted into the specified currency, is less than the amount due the Borrower and the Guarantor agree to reimburse the person entitled to the payment for the difference. For the purposes of the computation of this amount that person will apply to the amount received a rate of exchange prevailing on the date of receipt. If, however, that person is unable to use the amount received to buy the specified currency on the date of receipt, the rate of exchange prevailing on the first date on which that person could buy the specified currency will be used instead. The obligation in this sub-clause is a separate and independent obligation.

         PART VII: MISCELLANEOUS

21.      THE AGENT AND THE CO-ARRANGERS

21.1     APPOINTMENT

         (A) AGENT AND TRUSTEE: Each Lender irrevocably appoints the Agent to act as its agent for the purpose of the Finance Documents and as its agent and trustee for the purpose of the Charges. The Agent is not acting as agent or trustee of the Borrower or the Guarantor under the Finance Documents except for the limited purpose of signing Substitution Certificates in accordance with Clause 24.3 and for the purpose of the Charges and, if relevant, any Additional Guarantee.

         (B) BENEFIT OF SECURITY: The Agent will hold the benefit of the Charges as agent and trustee for the Lenders in respect of amounts payable under this Agreement.

21.2     AUTHORITY

         The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by the Finance Documents. The Agent may also act in a manner reasonably incidental to these matters.

21.3     DUTIES

         In addition to the obligations of the Agent set out elsewhere in the Finance Documents the Agent agrees as follows:

         (A) NOTICES: The Agent will as soon as reasonably practicable notify each Lender of the contents of each notice received from the Borrower or the Guarantor under a Finance Document. If the notice affects only particular Lenders the Agent may elect to notify only those Lenders, in which case it will do so as soon as reasonably practicable.

         (B) OTHER DOCUMENTS: When the Borrower or the Guarantor delivers to the Agent any other document required to be delivered under a Finance Document, the Agent will as soon as reasonably practicable provide a copy to each Lender. The Borrower agrees to reimburse the Agent for the costs of preparing any copies required for this purpose.

         (C) TERMINATION EVENTS: The Agent will notify each Lender of any Termination Event or Potential Termination Event. This obligation will not arise, however, until the Agent receives express notice from any party to the Finance Documents under and in accordance with the provisions of the Finance Documents with reasonable supporting evidence of the Termination Event or Potential Termination Event. Until this time the Agent is entitled to assume that there is no Termination Event or Potential Termination Event. The Agent is not required to make inquiries. Information referred to in Clause 21.11 does not have to be disclosed under this sub-clause.

         (D) INFORMATION: The Agent will ask the Borrower or the Guarantor to deliver to the Agent any information reasonably requested by a Lender which the Agent is entitled to request under Clause 18 but not otherwise.

21.4     POWERS

         In addition to the powers of the Agent set out elsewhere in the Finance Documents the Agent has the following powers:

         (A) PROFESSIONAL ADVISERS: The Agent may instruct professional advisers to provide advice in connection with the Facility.

         (B) AUTHORITY FROM INSTRUCTING GROUP: The Agent may take any action which is not inconsistent with the Finance Documents and which is authorised by an Instructing Group.

         (C) VIEWS OF INSTRUCTING GROUP: In exercising any of its rights, powers or discretions, the Agent may seek the views of an Instructing Group. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

         (D) PROCEEDINGS: The Agent may institute legal proceedings against the Borrower or the Guarantor in the name of those Lenders which authorise it to take those proceedings but not otherwise.

         (E) COMPLIANCE WITH LAW: The Agent may take any action necessary for it to comply with applicable laws.

         The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or Security satisfactory to it.

21.5     RELIANCE

         The Agent is entitled to rely upon each of the following:

         (A)      Advice received from professional advisers.

         (B) A certificate of fact received from the Borrower or the Guarantor and signed by an Authorised Person.

         (C) Any communication or document believed by the Agent to be genuine.

         The Agent will not be liable for the consequences of relying on any of these items.

21.6     EXTENT OF AGENT'S DUTIES

         (A) NO OTHER DUTIES: The Agent has no obligations or duties other than those expressly set out in the Finance Documents.

         (B) ILLEGALITY AND LIABILITY: The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.

21.7     RESPONSIBILITY OF THE LENDERS

         Each Lender is responsible for its own decision to become involved in the Facility and its decision to take or not take action under the Facility. It should make its own credit appraisal of the Borrower and the Guarantor and the terms of the Facility. Neither the Agent nor any Co-arranger makes any representation that any information provided to a Lender before or after the date of this Agreement is true. Accordingly each Lender should take whatever action it believes is necessary to verify that information. In addition neither the Agent nor any Co-arranger is responsible for the legality, validity or adequacy of any Finance Document. Each Lender will satisfy itself on these issues.

21.8     LIMITATION OF LIABILITY

         (A) AGENT AND CO-ARRANGERS: Neither the Agent nor the Co-arrangers will be liable for any action or non-action under or in connection with the Facility unless caused by its gross negligence or wilful misconduct.

         (B) DIRECTORS, EMPLOYEES AND AGENTS: No director, employee or agent of the Agent or the Co-arrangers will be liable to a Lender or the Borrower or the Guarantor in relation to the Facility. Each Lender and the Borrower and the Guarantor agree not to seek to impose this liability upon them.

21.9     BUSINESS OF THE AGENT

         Despite its role as agent of the Lenders the Agent may:

         (A)      participate as a Lender in the Facility;

         (B) carry on all types of business with the Borrower and the Guarantor;

         (C) act as agent for other groups of lenders to the Borrower and the Guarantor and other borrowers; and

         (D)      receive any sum for its own account in its capacity as Agent.

21.10    INDEMNITY

         Each Lender agrees to reimburse the Agent for all losses and expenses incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent. These losses and expenses will take into account amounts reimbursed to the Agent by the Borrower and the Guarantor. The liability of each Lender under this sub-clause will be limited to the share of the total losses and expenses which corresponds to that Lender's share of the Total Commitments or, if an Advance has been made and is outstanding, the Loan. If the losses or expenses are attributable to an activity of the Agent which relates to only some of the Lenders the Agent may instead notify the Lenders of a different sharing arrangement. In this case the limit of liability of a Lender under this sub-clause will be determined by the Agent. The Lenders are not liable for losses and expenses arising from the gross negligence or willful misconduct of the Agent.

21.11    CONFIDENTIAL INFORMATION

         The Agent is not required to disclose to the Lenders any information which is not received by it in its capacity as Agent or from any other party to the Finance Documents under and in accordance with the provisions of the Finance Documents. In acting as Agent under the Finance Documents, the Agent will be regarded as acting through its agency division (which will be treated as a separate entity from any other division of the Agent) and, notwithstanding any other provision of this Clause 21, any information received by any other division of the Agent may be treated as confidential and will not be regarded as having been given to the Agent's agency division.

21.12    RESIGNATION AND REMOVAL

         The Agent may resign by giving notice to the Borrower and the Lenders. In that event the following apply:

         (A) APPOINTMENT BY INSTRUCTING GROUP: An Instructing Group may appoint a new Agent with the consent of the Borrower (not to be unreasonably withheld or delayed).

         (B) APPOINTMENT BY THE RESIGNING AGENT: If the Agent has resigned and an Instructing Group has not appointed a new Agent within 30 days after the resigning Agent's notice, the resigning Agent may appoint a new Agent.

         (C) MODE OF APPOINTMENT: Subject to (A) and (B) above, a new Agent will be appointed by notice to the Borrower and the Lenders. A new Agent cannot be appointed without its consent.

         (D) TIMING OF APPOINTMENT: If the Agent has resigned, the new Agent will become Agent at a time agreed between the new Agent and the resigning Agent. If no time is agreed the new Agent will become Agent ten Business Days after the notice referred to in paragraph (C). Any removal or resignation of the Agent will not be effective until a new Agent has been appointed and accepted its appointment.

         (E) EFFECT OF APPOINTMENT: Upon a new Agent becoming Agent the resigning/removed Agent will cease to be Agent. Accordingly it will be discharged from its obligations and duties as Agent. It will, however, continue to be able to rely on the terms of this Clause in respect of all matters relating to the period of its appointment. The new Agent will assume the role of Agent. It will have all the rights, powers, discretions and duties of the Agent provided for in the Finance Documents.

         (F) TRANSITION: The resigning/removed Agent and the new Agent agree to co-operate to ensure an orderly transition. The resigning/removed Agent agrees to deliver or make available to the new Agent all records, files and information held by it as Agent. This obligation will not require the resigning/removed Agent to disclose any confidential information.

21.13    THE CO-ARRANGERS

         Without prejudice to the other provisions of this Clause 21, the Co-arrangers have, and the Documentation Agent has, no continuing role in connection with the Facility and are not liable in respect of any matter concerning the Facility. Neither the Co-arrangers nor the Documentation Agent are the agents for any Lender.

21.14    PARALLEL DEBT

         (A) Without prejudice to the other provisions of this Agreement and for the purpose of ensuring and preserving the validity and continuity of the Dutch law security rights granted and to be granted by the respective pledgors (the respective pledgors hereafter jointly and individually the "Pledgor") under or pursuant to the Pledge of Inventory, the Pledge of Inter-Company Receivables, the Pledge of Polaroid Nederland Receivables and the Pledge of Polaroid Trading Receivables (and any additional pledges further to any of the foregoing and any other Dutch Security), each of the Borrower and the Guarantor hereby irrevocably and unconditionally undertakes to pay to the Pledgee (as defined therein) amounts equal to and in the currency of its respective Principal Obligations from time to time due in accordance with the terms and conditions of its Principal Obligations (such payment undertaking and the obligations and liabilities which are the result thereof, the "Parallel Debt").

         (B) The parties hereto acknowledge (i) that the Parallel Debt constitutes undertakings, obligations and liabilities of each of the Borrower and the Guarantor to the Pledgee under this Agreement which are separate and independant from, and without prejudice to, the corresponding Principal Obligations which each of the Borrower and the Guarantor has to the Beneficiaries and (ii) that the Parallel Debt represents the Pledgee's own claims (vorderingen op naam) to receive payment of the Parallel Debt with the Pledgee as sole creditor thereof and the same (or any Dutch Security) not being held on trust, provided that the total amount which may become due under the Parallel Debt shall never exceed the total amount which may become due under the Principal Obligations.

         (C) Every payment of monies made by the Borrower or the Guarantor to the Pledgee shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction PRO TANTO of the covenant by the Borrower or the Guarantor respectively contained in sub-paragraph (A) above, provided that, if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or similar laws of general application, the Pledgee shall be entitled to receive the amount of such payment from the Borrower or the Guarantor, as the case may be, and the Borrower or the Guarantor, as the case may be, shall remain liable to perform the relevant obligation and the relevant liability shall be deemed not to have been discharged.

         (D) Subject to the proviso contained in sub-paragraph (C) above, but notwithstanding any of the other provisions of this paragraph (D):

                  (i) the total amount due and payable as Parallel Debt under this Clause 21.14 shall be decreased to the extent that the Borrower and/or the Guarantor shall have paid any amounts to the Beneficiaries to reduce the outstanding Principal Obligations or any Beneficiary otherwise (other than as a result of the Parallel Debt or Security granted to secure the same) receives any amount in payment of the Principal Obligations; and

                  (ii) to the extent that the Borrower and/or the Guarantor shall have paid any amounts to the Pledgee under the Parallel Debt or the Pledgee shall have otherwise received monies in payment of the Parallel Debt, subject to sub-paragraph (C) above the total amount due and payable under the Principal Obligations shall be decreased as if the amounts were received directly in payment of the Principal Obligations in accordance with Clause 21.15.

21.15    APPLICATION OF PROCEEDS

         Except to the extent otherwise provided in any Finance Document, proceeds received by the Agent or by any other receiver pursuant to or in connection with any Finance Document shall be applied as follows:

         (A) first, in or towards payment of any sum then due and payable under any Finance Document to the Agent for its own account;

         (B) secondly, in or towards payment of any costs and expenses then due and payable by the Borrower or the Guarantor to any of the Lenders under any of the Finance Documents;

         (C) thirdly, in or towards payment of any interest and/or facility fee which is then due and payable;

         (D) fourthly, in or towards repayment of any principal sum then due for repayment hereunder; and

         (E) fifthly, after all amounts payable under the Finance Documents have been paid in full, in or towards payment of the surplus, if any, to the Borrower, the Guarantor or to such other persons entitled thereto.

22.      EVIDENCE, CERTIFICATES AND DETERMINATIONS

22.1     EVIDENCE OF DEBT

         The Agent will maintain in its books an account showing all liabilities accrued and payments made in relation to the Facility. Details of amounts outstanding recorded in this account will be evidence of the Borrower's obligations unless there is shown to be an error.

22.2     CERTIFICATES AND DETERMINATIONS

         Any certificate or determination relating to a Finance Document must contain reasonable detail of the matter being certified or determined. Certificates and determinations produced by a Lender or the Agent will be conclusive unless there is an obvious error.

23.      NOTICES

23.1     NATURE OF NOTICES

         No notice delivered under a Finance Document may be withdrawn or revoked. Each notice delivered by the Borrower or the Guarantor must be unconditional. It must also be signed by an Authorised Person.

23.2     DELIVERY OF NOTICES

         A notice under a Finance Document will be effective only if it is in writing and is received. Telexes and faxes are permitted.

23.3     NOTICES THROUGH THE AGENT

         Each notice from the Borrower or the Guarantor or a Lender will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as reasonably practicable.

23.4     COMMUNICATION IN ENGLISH

         All notices and other documents delivered under the Finance Documents must be in English or, if not, accompanied by a translation into English certified by an officer of the Borrower to be accurate. Translation costs are for the account of the Borrower.

23.5     ADDRESS DETAILS

         Notices will be delivered to the address of the intended recipient as set out on the signature page. The Borrower or the Guarantor or a Lender may change its address details by notice to the Agent. The Agent may change its address details by notice to the Borrower and the Lenders.

24.      ASSIGNMENT AND NOVATION

24.1     THE BORROWER

         The rights of the Borrower under this Agreement are personal to it. Accordingly they are not capable of assignment.

24.2     ASSIGNMENT BY A LENDER

         A Lender may assign its rights under this Agreement in whole or part if it obtains the prior written consent of the Guarantor (acting on its own behalf and on behalf of the Borrower) in advance (this consent not to be unreasonably withheld or delayed). The principal amount to be assigned (or, in the case of an amount in the Optional Currency, the Original Euro Amount) must equal or exceed euros 5,000,000. The Borrower irrevocably authorises the Guarantor to consent on its behalf. If the Guarantor does not reply to a request for consent within 15 Business Days, it will be treated as having given its consent. Neither the Agent nor any Lender will be obliged to treat any person to whom a Lender makes an assignment as an assignee until that person:

         (A) agrees that it will be under the same obligations as it would have been if it had been a party to the Agreement; and

         (B)      agrees to pay to the Agent the fee mentioned in Clause
                  24.3(D).

24.3     NOVATION BY A LENDER

         A Lender (the "Existing Lender") may be released from its obligations and surrender its rights under this Agreement to the extent that exactly corresponding obligations and rights are assumed by another lender (the "New Lender") in accordance with the following:

         (A) The principal amount to be novated (or, in the case of an amount in an Optional Currency, the Original Euro Amount) must equal or exceed euros 5,000,000.

         (B) The Existing Lender must obtain the prior written consent of the Guarantor (acting on its own behalf and on behalf of the Borrower) to the proposed novation (this consent not to be unreasonably withheld or delayed). The Borrower irrevocably authorises the Guarantor to consent on its behalf. If the Guarantor does not reply to a request for consent within 15 Business Days it will be treated as having given its consent.

         (C) Once the Guarantor's written consent is obtained, or treated as obtained, the Existing Lender will deliver to the Agent a Substitution Certificate. This must be signed by both the Existing Lender and the New Lender and be properly completed. It must have attached to it one of the following:

                  (i)     The Guarantor's consent.

                  (ii) The Existing Lender's request for a consent and a certificate of an officer of the Existing Lender to the effect that no reply was received within 15 Business Days.

         (D) The Existing Lender will also arrange for the payment of a processing fee to the Agent. The amount of this fee is euros 750 (plus any reasonable expenses) unless the Agent has notified the Lenders of a different amount which has been agreed with an Instructing Group.

         (E) The Agent will sign the Substitution Certificate no later than five Business Days after its receipt and the payment of the processing fee. This signature will be made on behalf of the other Lenders, the Guarantor and the Borrower as well as itself. Each Lender, the Guarantor and the Borrower irrevocably authorise the Agent to sign in this manner.

         (F) The Substitution Certificate will take effect on the date it specifies. On this date:

                  (i) The Existing Lender is released from its obligations to and surrenders its rights against any other party to the Finance Documents in respect of the Finance Documents to the extent described in the Certificate.

                  (ii) The New Lender assumes obligations to and rights against any other party to the Finance Documents in respect of the Finance Documents exactly corresponding to those released and surrendered by the Existing Lender.

         The Commitment of the Existing Lender will be reduced accordingly and the New Lender will assume a Commitment of the amount of the corresponding reduction.

24.4     DISCLOSURE OF INFORMATION

         A Lender may disclose to an assignee, sub-participant, or New Lender, or to a proposed assignee, sub-participant or New Lender, any information received by the Lender under or in connection with a Finance Document, including a copy of a Finance Document. However, where that information is not publicly available, and where the person to whom the information is to be disclosed is not an Affiliate of the Lender, the Lender must first obtain the consent of the Guarantor (acting on its own behalf and on behalf of the Borrower) to the disclosure of the information. The Guarantor may not unreasonably withhold or delay giving its consent.

24.5     LIMITATION

         If, at the time of any assignment or novation by a Lender or any change of office through which a Lender or the Agent is acting for the purpose of this Agreement, circumstances exist which would oblige the Borrower or the Guarantor under Clauses 11.1, 11.2 or 11.4 to pay to the assignee or the New Lender or, in the case of a change of office, the Lender or the Agent any sum in excess of the sum (if any) which it would have been obliged to pay to the Lender or the Agent under the relevant Clause in the absence of that assignment, novation or change, the Borrower or, as the case may be, the Guarantor shall not be obliged to pay the excess.

25.      WAIVERS AND AMENDMENTS

25.1     WRITING REQUIRED

         A waiver or amendment of a term of a Finance Document will be effective only if it is in writing.

25.2     AUTHORITY OF THE AGENT

         If authorised by an Instructing Group, the Agent may grant waivers and agree amendments with the Borrower. These waivers and amendments will be granted on behalf of the Lenders and be binding on all of them, including those which were not part of the Instructing Group, and the Guarantor. This sub-clause does not authorise the Agent to grant any waiver or agree any amendment affecting any of the following:

         (A)      The amount of the Facility or any release of the Guarantee.

         (B) The amount or method of calculation of interest or facility fee.

         (C) The manner, currency, amount or timing of repayment of the Loan or of the payment of any other amount.

         (D)      The end of the period during which the Facility is available.

         (E) The definitions of "Borrowed Monies Indebtedness" and "Instructing Group".

         (F)      The obligations of the Lenders or the Agent.

         (G) Any requirement (including the one in this sub-clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

         (H)      Clauses 3, 14, 15, 16, 21, 24.1, 26.3 or this Clause 25.

         (I) The Charges and, without prejudice to any provision set out in the Charges relating to releases, amendments or waivers, the release of the Security constituted by the Charges.

         Waivers or amendments affecting these matters require the consent of all Lenders and, notwithstanding the above, any amendment or waiver affecting the Agent's rights requires the consent of the Agent.

25.3     EXPENSES

         The Borrower agrees to reimburse the Agent and each Lender for any reasonable expenses they incur as a result of any proposal made by the Borrower or the Guarantor to waive or amend a term of a Finance Document.

26.      MISCELLANEOUS

26.1     EXERCISE OF RIGHTS

         If the Agent or a Lender does not exercise a right or power when it is able to do so this will not prevent it exercising that right or power. When it does exercise a right or power it may do so again in the same or a different manner. The Agent's and the Lenders' rights and remedies under this Agreement are in addition to any other rights and remedies they may have. Those other rights and remedies are not affected by this Agreement.

26.2     COUNTERPARTS

         There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

26.3     RELEASE, SUPPLEMENTATION AND SUBSTITUTION OF SECURITY INTERESTS

         (A) RELEASE: The Agent and the Lenders agree to take all steps promptly to release the Security comprised by or contemplated in the Charges after the date on which all collateral under the Guarantor's Revolving Credit Agreement is released (in accordance with Section 2.17(a) thereof) from the Security created in accordance with the Guarantor's Revolving Credit Agreement.

         (B)      SUPPLEMENTAL SECURITY:

                  (i) The Borrower may request the Agent to accept additional collateral (in the form of rights, assets or property of any kind) in order to secure the obligations of the Borrower and the Guarantor under this Agreement (whether or not such request is made in conjunction with a request to amend Clause 6.2 of this Agreement).

                  (ii) The Agent agrees it will accede to the Borrower's request if an Instructing Group has given its consent (not to be unreasonably withheld or delayed).

                          An Instructing Group may, as a condition to giving its consent, require the Borrower to ensure that new Security or a guarantee is given. In this event, the Borrower agrees to ensure that:

                          (a) it, or any other entity nominated by it, duly executes and delivers a document creating such new Security (which document will be a "Charge" for the purposes of this Agreement) or such guarantee (which document will be "an additional guarantee"); and

                          (b) there is delivered to the Agent evidence reasonably satisfactory to the Agent that any document referred to in sub-paragraph (a) is valid and binding on the party or parties executing and delivering it. This evidence may include certified copies of the constitutional documents and authorising resolutions of the relevant party and a legal opinion.

         (C)      SUBSTITUTION:

                  (i) The Borrower may request the Agent to release certain of the Charges or all or part of the rights and other assets subject to the Security constituted by the Charges.

                  (ii) The Agent agrees to release the relevant Charge or Charges (in whole or in part) if an Instructing Group has given its consent (not to be unreasonably withheld or delayed). In deciding whether or not to give its consent under this sub-paragraph (ii) each Lender will take into account any reduction that has been, or is due to be, made in the Total Commitments (whether under Clause 5 or otherwise).

                          Unless the Borrower has otherwise provided evidence satisfactory to the Agent and an Instructing Group that a release of a Charge (or any part of the rights and other assets thereby constituted) does not, taking account of Clause 6.2 and the Borrower's obligations under this Agreement, require the provision of alternative security or a guarantee, an Instructing Group may, as a condition of giving its consent, require the Borrower to ensure that alternative Security or a guarantee is created in place of any Security it agrees to release. In this event, the Borrower agrees to ensure that:

                          (a) it, or any other entity nominated by it, duly executes and delivers a document creating such alternative Security (which document will be a "Charge" for the purpose of this Agreement) or such guarantee (which document will be an "Additional Guarantee"); and

                          (b) there is delivered to the Agent evidence reasonably satisfactory to the Agent that any document referred to in sub-paragraph (a) is valid and binding on the party or parties executing and delivering it. This evidence may include certified copies of the constitutional documents and authorising resolutions of the relevant party and a legal opinion.

         (D)      RELEASE OF SECURITY AND REDUCTION OF BORROWING BASE:

                  (i) In addition to its rights under Clause 26.3(C), the Borrower may notify the Agent that it requires a Charge to be released or that it requires all or part of the rights and other assets subject to the Security constituted by a Charge (the "Relevant Secured Rights") to be released from the Security so constituted.

                  (ii) If sub-paragraph (i) applies, the Agent agrees promptly (after consulting with the Borrower as to timing) to take all steps (including executing any instrument of release) to release the relevant Charge or release the Relevant Secured Rights from the Charge or Charges to which these Relevant Secured Rights are subject. In this event, the Borrowing Base Amount for the relevant period in which the release occurs will be reduced by the value (calculated in accordance with generally accepted accounting principles in the jurisdiction concerned) of the Inventory and Receivables which have been so released with effect from the date of the relevant release. The Agent will notify the Lenders of the amount by which the Borrowing Base Amount for the relevant period has been reduced. The Agent may rely on a certificate of an Authorised Person of the Borrower in order to ascertain the value of the Inventory and receivables which are subject to the Security so released.

                  (iii) If as a result of the Borrower making a request under sub-paragraph (i), the Loan will be greater than the Borrowing Base Amount on the date of the relevant release, the Agent will only be obliged to grant this release if, on the same date, the Borrower makes a prepayment or repayment of an amount which is at least the amount by which the Loan exceeds the Borrowing Base Amount. Clause 11.9 applies to any prepayment under this sub-paragraph.

                  (iv) The Borrower agrees to reimburse the Agent for the reasonable amount of any expenses (including any legal fees) incurred by the Agent as a result of it complying with its obligations under this Clause 26.3(D).

                  (v) The Borrower may make more that one request under this Clause 26.3(D).

27.      LAW AND JURISDICTION

27.1     LAW

         This Agreement is to be governed by and construed in accordance with English law.

27.2     JURISDICTION

         The English courts are to have jurisdiction to settle any disputes in connection with the Finance Documents. This submission is irrevocable and is for the exclusive benefit of the Lenders, the Co-arrangers and the Agent. It does not prevent proceedings being commenced by any Lender, any Co-arranger or the Agent in the courts of any other country or, subject to applicable law, in the courts of more than one country at the same time. In particular, the Borrower and the Guarantor consent to proceedings being brought in the courts of the State of New York. The Borrower and the Guarantor irrevocably submit to the jurisdiction of the courts of the State of New York. This consent is intended to be irrevocable under the laws of the State of New York. The Borrower and the Guarantor also irrevocably waive any objection to proceedings in any court mentioned in this sub-clause on the ground of FORUM NON CONVENIENS or any other ground. They also irrevocably agree that a judgment in any proceedings brought in any court mentioned in this sub-clause will be conclusive and binding on them and may be enforced in any other court.

27.3     GUARANTOR'S AGENT FOR THE SERVICE OF PROCESS IN ENGLAND AND WALES

         The Guarantor irrevocably appoints the Borrower to be its agent for the service of process in England and Wales. The Borrower hereby accepts this appointment. Any documentation in connection with proceedings in England and Wales may be delivered to this agent and in that case will be treated as delivery to the Guarantor.

                      SCHEDULE 1 : LENDERS AND COMMITMENTS



                                                                  COMMITMENT
               LENDER                                             (IN EUROS)
         -----------------                                        ------------
         ABN AMRO BANK N.V.                                       40,000,000

         Deutsche Bank AG                                         32,500,000
                                                                  ----------
                                                                  72,500,000


                        SCHEDULE 2 : CONDITIONS PRECEDENT

1. A copy of the Memorandum and Articles of Association of the Borrower. This copy must be certified by a director or the secretary of the Borrower to be complete, up-to-date and in full force and effect.

2. A copy of the constitutional documents of the Guarantor. This copy must be certified by a director, or the secretary or assistant secretary of the Guarantor to be complete, up-to-date and in full force and effect.

3. A copy of a resolution of the board of directors of the Borrower approving the Facility, authorising the signature and delivery of this Agreement and approving the borrowing of the Total Commitments and the execution and delivery of the Charges to which it is a party. The resolution must also appoint persons to sign notices on behalf of the Borrower under this Agreement. The copy must be certified by a director or the secretary of the Borrower to be a true copy of a duly passed resolution which is in full force and effect.

4. A copy of a resolution of the executive committee of the board of directors of the Guarantor approving the giving of the Guarantee, and authorising the signature and delivery of this Agreement. The resolution must also appoint persons to sign notices on behalf of the Guarantor under this Agreement. The copy must be certified by a director or the secretary or the assistant secretary of the Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

5.       A copy of the constitutional documents of:

         (A)      Polaroid Nederland B.V.;

         (B) Polaroid Contracting C.V. (that is, the association agreement);

         (C)      PRD Management Limited;

         (D)      PRD Overseas Limited; and

         (E)      Polaroid GmbH.

         In each case, these constitutional documents must be certified by a director, secretary, assistant secretary or other officer of the relevant entity or (if appropriate in the jurisdiction concerned) its shareholders to be complete, up-to-date, and in full force and effect.

6. A copy of a resolution of the directors, or other evidence of corporate authority appropriate in the jurisdiction concerned, approving the execution and delivery of the Charges to which it is a party in respect of:

         (A)      Polaroid Nederland B.V.;

         (B)      PRD Management Limited;

         (C)      PRD Overseas Limited; and

         (D)      Polaroid GmbH.

7. A certificate of a director or other officer of the Borrower to the effect that utilisation of the Facility in full will not cause the

         Borrower or its directors to be in default of any limit on borrowing.

8. A certificate of a director or other officer of the Guarantor to the effect that the giving of the Guarantee will not cause the Guarantor or its directors to be in default of any limit on giving guarantees.

9. Specimen signatures of all persons authorised by the resolutions referred to in paragraphs 3 and 4 above. These signatures must be certified by a director, the secretary or the assistant secretary of the appointing body to be genuine.

10. Certified copies of executed commissionaire agreements entered into between the Borrower and each of the following:

         (A)      Polaroid Nederland B.V.;

         (B)      Polaroid Trading B.V.;

         (C)      Polaroid GmbH;

         (D)      Polaroid (France) S.A.;

         (E)      Polaroid Italia S.p.A.;

         (F)      Polaroid (Espana) S.A.;

         (G)      Polaroid Gesellschaft m.b.h.;

         (H)      Polaroid Belgium SA;

         (I)      Polaroid A/S;

         (J)      Polaroid (Norge) A/S;

         (K)      Polaroid Aktiebolag; and

         (L)      Polaroid AG.

11. Certified copies of the transitional commissionaire agreements entered into between the Borrower and, with the exception of Polaroid GmbH and Polaroid Italia S.p.A., the companies listed in paragraph 10 above.

12. Evidence satisfactory to the Agent that the following have been duly executed:

         (A)      the Floating Charge;

         (B)      the Pledge of Inventory;

         (C)      the Pledge of Inter-company Receivables;

         (D)      the Pledge of Polaroid Nederland Receivables;

         (E)      the Assignment of German Receivables; and

         (F)      the Massachusetts Security Agreement.

13.      Legal opinions from:

         (A)      Appleby Spurling & Kempe, Bermudan legal advisers to the
                  Borrower;

         (B) Hengeler Mueller Weitzel Wirtz, German legal advisers to the Borrower;

         (C)      Loeff Claeys Verbeke, Netherlands legal advisers to the
                  Borrower;

         (D) General counsel for Polaroid Corporation, in relation to the obligations of the Guarantor under this Agreement;

         (E) Bingham Dana, legal advisers to the Borrower in the State of Massachusetts, USA;

         (F)      Slaughter and May, English legal advisers to the Borrower; and

         (G)      Maclay Murray & Spens, Scottish legal advisers to the
                  Borrower.

14. The quarterly balance of Inventory and Receivables for the financial quarter ending 30th June, 1999.

15. A copy of the filing to be made under the Uniform Commercial Code in the State of Massachusetts in respect of the Borrower's Inventory signed by the Borrower.

16. A copy of the letter from the Guarantor to the Agent referred to in Clause 17.1(L)(i).

                   SCHEDULE 3 : FORM OF NOTICE FOR AN ADVANCE



To:               [Name of Agent]

Attention:        [        ]

From:             Polaroid (U.K.) Limited


Date:             [           ]


         Dear Sirs,

              EUROS 72,500,000 CREDIT FACILITY UNDER LOAN AGREEMENT
                             DATED 3RD AUGUST, 1999

1. We refer to the above agreement between yourselves as Agent, us as Borrower and various other parties (the "Agreement"). Terms defined in the Agreement have the same meaning in this notice.

2.       We would like to draw an Advance under the Agreement as follows:

         (a)      Currency .......................

         (b)      Amount .........................

         (c)      Advance Date ...................

         (d)      Term ...........................

3.       Please pay the above Advance to account number [              ] with
         [                ].

4.       We confirm that, today and on the Advance Date:

         (a) the representations in Clause 17.1 of the Agreement [(other than paragraphs (C), (E) and (K))]* are true, and

         (b) [there is and will be no outstanding Termination Event or Potential Termination Event.]**

                                         Yours faithfully,



                                         for and on behalf of
                                         POLAROID (U.K.) LIMITED

------------------------
* The representations in paragraphs (C), (E) and (K) are only given on the date of the first Advance under this Agreement.

** This statement is not to be included in circumstances where Clause 6.8 applies.

                  SCHEDULE 4 : FORM OF SUBSTITUTION CERTIFICATE

                             POLAROID (U.K.) LIMITED



  EUROS 72,500,000 CREDIT FACILITY UNDER LOAN AGREEMENT DATED 3RD AUGUST, 1999

                            SUBSTITUTION CERTIFICATE

         To:      [Name and address of the Agent]

         This Certificate is delivered to you for the purposes of Clause 24.3 of the above Agreement (the "Agreement") under which you are currently Agent. Terms defined in the Agreement have the same meaning in this Certificate.

         Name of Existing Lender:   ____________________________

         Name of New Lender:        ____________________________

         Details of substitution:

         [Insert details distinguishing between undrawn Commitment and participation in the Loan and other amounts due under the Facility]

         Date of effect of substitution:    ____________________

         The substitution described above will take effect in accordance with Clause 24.3 of the Agreement.

         The Existing Lender and the New Lender agree as follows:

1. The New Lender is responsible for its own decision to become involved in the Facility. It should make its own credit appraisal of the Borrower and the Guarantor and the terms of the Facility. Neither the Existing Lender nor the Agent makes any representation that any information provided to the New Lender before, on or after the date of this Certificate is true. Accordingly the New Lender should take whatever action it believes is necessary to verify that information. In addition neither the Existing Lender nor the Agent is responsible for the legality, validity or adequacy of the Agreement. The New Lender will satisfy itself on these issues.

2. There is no obligation on the Existing Lender to accept any novation or assignment back of the rights and obligations referred to in this certificate. The Existing Lender accepts no obligation to indemnify the New Lender for any losses incurred as a result of a failure by the Borrower or the Guarantor to perform its obligations or for any other losses. The New Lender acknowledges this is the case.

         Attached to this Certificate is one of the following:

         (i)      The Guarantor's consent.

         (ii) The Existing Lender's request for a consent and a certificate of an officer of the Existing Lender to the effect that no reply was received within 15 Business Days.

         The New Lender confirms that it is a Qualifying Bank.

         This Certificate is to be governed by and construed in accordance with English law.

         EXISTING LENDER                                    NEW LENDER

         [Name of Existing Lender]                          [Name of New Lender]

         By:                                                By:

         AGENT (on behalf of the other Lenders, the Borrower, the Guarantor and itself)

         [Name of Agent]

         By:

         DATE:

         Notice details for New Lender
         (if it is not already a
         Lender):

         Address:

         Fax Number:

         Telex Number:

         Attention:

                          SCHEDULE 5 : PRICING SCHEDULE

         1. The "Applicable Margin" and "Facility Fee Rate" for any day are the rates per annum set out below in the applicable row in the column corresponding to the Pricing Level that applies on such day in accordance with paragraph 2:



----------------- ------------ ----------- ----------- ----------- ----------- ----------- ------------
                  Level I      Level II    Level III   Level IV    Level V     Level VI    Level VII
----------------- ------------ ----------- ----------- ----------- ----------- ----------- ------------
Applicable        0.440%       0.475%      0.500%      1.475%      1.750%      2.250%      2.500%
Margin
----------------- ------------ ----------- ----------- ----------- ----------- ----------- ------------
Facility Fee      0.085%       0.100%      0.125%      0.275%      0.500%      0.500%      0.750%
Rate
----------------- ------------ ----------- ----------- ----------- ----------- ----------- ------------


         2. For each day, the applicable "Pricing Level" will be determined on the basis of the following definitions:

                  "Level I Pricing" will apply on any day if, on that day, the Guarantor's Long-Term Debt Ratings are (i) A- or higher by S&P and Baa1 or higher by Moody's or (ii) BBB+ by S&P and A3 or higher by Moody's.

                  "Level II Pricing" will apply on any day if, on that day, the Guarantor's Long-Term Debt Ratings are BBB+ by S&P or Baa1 by Moody's and "Level I Pricing" does not apply.

                  "Level III Pricing" will apply on any day if, on that day, the Guarantor's Long-Term Debt Ratings are BBB by S&P or Baa2 by Moody's.

                  "Level IV Pricing" will apply on any day if, on that day, (i) the Guarantor's Long-Term Debt Ratings are BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) no lower Pricing Level applies.

                  "Level V Pricing" will apply on any day if, on that day, (i) the Guarantor's Long-Term Debt Ratings are BB+ or higher by S&P and Ba1 or higher by Moody's and (ii) no lower Pricing Level applies.

                  "Level VI Pricing" will apply on any day if, on that day (i) the Guarantor's Long-Term Debt Ratings are BB or higher by S&P and Ba2 or higher by Moody's and (ii) no lower Pricing Level applies.

                  "Level VII Pricing" will apply on any day if, on that day, no other Pricing Level applies.

         3.       In this Schedule:

                  "Long-Term Debt Rating" means at any time:

                  (i) with respect to Moody's, its company rating of the Guarantor at such time or, if Moody's does not maintain a company rating of the Guarantor at such time, the rating assigned by Moody's at such time to the senior unsecured long-term debt securities of the Guarantor without third-party credit enhancement; and

                  (ii) with respect to S&P, its corporate credit rating of the Guarantor at such time or, if S&P does not maintain a corporate credit rating of the Guarantor at such time, the rating assigned by S&P at such time to the senior unsecured long-term debt securities of the Guarantor without third-party credit enhancement.

                  "Moody's" means Moody's Investors Services, Inc. and its successors.

                  "Pricing Level" means any one of the seven pricing levels represented by Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing, Level VI Pricing and Level VII Pricing. For purposes of this Pricing Schedule, Level I Pricing is the lowest Pricing Level and Level VII Pricing is the highest Pricing Level.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         4. For purposes of this Schedule, the Long-Term Debt Ratings in effect on any day are the Long-Term Debt Ratings in effect at the close of business that day.

                                   SCHEDULE 6:
                  FORM OF ADDITIONAL LENDER ACCESSION AGREEMENT

                      ADDITIONAL LENDER ACCESSION AGREEMENT

         DATE:

         PARTIES:

1.       [ ], of [address] (the "Additional Lender")

2. POLAROID CORPORATION, a company incorporated in the United States of America of 784 Memorial Drive, Cambridge MA, USA, on its own behalf and on behalf of the Borrower (as defined in the Loan Agreement referred to below)

3. DEUTSCHE BANK AG, AMSTERDAM (the "Agent"), on its own behalf and on behalf of each of the Lenders (as defined in the Loan Agreement)

         BACKGROUND

         A Loan Agreement (the "Loan Agreement") was made on 3rd August, 1999 between (1) Polaroid (U.K.) Limited as borrower, (2) Polaroid Corporation as guarantor, (3) the lenders named in the Loan Agreement,
         (4) Deutsche Bank AG, Amsterdam as Agent, (5) Deutsche Bank Securities Inc. and ABN AMRO BANK N.V. as co-arrangers and ABN AMRO BANK N.V. as documentation agent. Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrower a euros 72,500,000 credit facility.

         Under Clause 3.4 of the Loan Agreement the Additional Lender is able to become a lender under the Loan Agreement.

         The parties agree as follows:

         1.       INTERPRETATION

         Unless a contrary intention is indicated, words and expressions defined in the Loan Agreement will have the same meanings when used in this Agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

         2.       CONFIRMATION FROM ADDITIONAL LENDER

         The Additional Lender confirms that it is a Qualifying Bank.

         3.       INCORPORATION OF ADDITIONAL LENDER

         With effect from [insert date] [the date of this Agreement]* :

         (a) the Additional Lender will become a party to the Loan Agreement as if it had been an original signatory as a lender;

         (b) the Additional Lender will become a "Lender" within the definition in Clause 1.1 of the Loan Agreement; and

------------------

* Delete as appropriate

         (c) Schedule 1 to the Loan Agreement will be replaced by the form of schedule set out as Part I of the Schedule to this Agreement and the amendments to the Loan Agreement set out in
                  Part II of the Schedule to this Agreement shall take effect.

         The Additional Lender, the Borrower, the Guarantor, each Lender and the Agent agrees to be bound by the Loan Agreement on this basis.

         4.       CONSTRUCTION

         This Agreement and the Loan Agreement will be read and construed as one document. References in the Loan Agreement to the Loan Agreement (however expressed) will be read and construed as references to the Loan Agreement and this Agreement.

         5.       NOTICES

         The notice details of the Additional Lender for the purpose of Clause
         23.5 are as follows:

         [                                                ]

         Fax number:   [                   ]
         Telex number: [                   ]
         Attention:    [                   ]

         6.       LAW

         This Agreement is to be governed by and construed in accordance with English law.

         7.       JURISDICTION

         (A) The English courts are to have jurisdiction to settle any disputes in connection with this Agreement. This submission is irrevocable and is for the exclusive benefit of the Lenders and the Agent. It does not prevent proceedings being commenced by any Lender or the Agent in the courts of any other country or, subject to applicable law, in the courts of more than one country at the same time. In particular, the Borrower and the Guarantor consent to proceedings being brought in the courts of the State of New York. The Borrower and the Guarantor irrevocably submit to the jurisdiction of the courts of the State of New York. This consent is intended to be irrevocable under the laws of the State of New York. The Borrower and the Guarantor also irrevocably waive any objection to proceedings in any court mentioned in this sub-clause on the ground of FORUM NON CONVENIENS or any other ground. They also irrevocably agree that a judgment in any proceedings brought in any court mentioned in this sub-clause will be conclusive and binding on them and may be enforced in any other court.

         (B) The Guarantor irrevocably appoints the Borrower to be its agent for the service of process in England and Wales. Any documentation in connection with proceedings in England and Wales may be delivered to this agent and in that case will be treated as delivery to the Guarantor.

         8.       COUNTERPARTS

         There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

         SIGNATURES



         [Name of Additional Lender]

         By:



         Polaroid Corporation (on behalf of
         the Borrower and itself)

         By:



         [Name of Agent]
         (on behalf of the other Lenders and itself)

         By:

                SCHEDULE TO ADDITIONAL LENDER ACCESSION AGREEMENT

            PART I : REVISED FORM OF SCHEDULE 1 TO THE LOAN AGREEMENT


         LENDER                                                 COMMITMENT


              PART II : AMENDMENTS TO BE MADE TO THE LOAN AGREEMENT



         The figure euros [ ]* will be replaced by the figure euros [ ]* in each place in which it appears in the Loan Agreement, that is:

         1.       the front cover;

         2.       the background section on page 1;

         3.       Clause 2.1;

         4.       the heading of Schedule 3; and

         5.       the heading of Schedule 4.

------------------

* Insert relevant figures.

                                   SIGNATURES

         BORROWER

         POLAROID (U.K.) LIMITED

         Address:         c/o Polaroid International B.V.,
                          c/o Hoge Bothofstraat 45,
                          7511 ZA Enschede,
                          P.O. Box 316,
                          7500 AH Enschede,
                          The Netherlands.


         Fax Number:      +31 53 4 869 912

         Tel. Number:     +31 53 4 865 563

         Attention:       Bart van Silfhout, Director of International Banking

         WITH A COPY TO:

         POLAROID CORPORATION

         Address:         784 Memorial Drive,
                          Cambridge, MA 02139, USA.

         Fax Number:      +1 781 386 3277

         Tel. Number:     +1 781 386 2000

         Attention:       Ralph Norwood, Vice President and Treasurer

         By:              JOSEPH W. HECTOR
                          DIRECTOR



         GUARANTOR

         POLAROID CORPORATION

         Address:         784 Memorial Drive,
                          Cambridge, MA 02139, USA.


         Fax Number:       +1 781 386 3277

         Tel. Number:      +1 781 386 2000

         Attention:        Ralph Norwood, Vice President and Treasurer

         By:               RALPH NORWOOD

         CO-ARRANGERS AND DOCUMENTATION AGENT

         DEUTSCHE BANK SECURITIES INC. (as Co-arranger)

         By:      CHRISTOPHER S. HALL               FREDERICK W. LAIRD
                  DIRECTOR                          MANAGING DIRECTOR



         ABN AMRO BANK N.V. (as Co-arranger and Documentation Agent)

         By:      JAMES E. DAVIS                    JOHN D. ROGERS
                  GROUP VICE PRESIDENT              VICE PRESIDENT



         LENDERS

         ABN AMRO BANK N.V., LONDON BRANCH

         Address:         101 Moorgate,
                          London EC2M 6SB

         Fax Number:      +44 (0) 171 588 2975

         Tel. Number:     +44 (0) 171 628 7766

         Attention:       Nancy Carney

         By:      DUNCAN BAILEY                     DEBBIE WINCHESTER



         DEUTSCHE BANK AG, LONDON BRANCH

         Address:         6 Bishopsgate,
                          London EC2N 4DA

         Fax Number:      +44 (0) 171 545 4638

         Tel. Number:     +44 (0) 171 545 7137

         Attention:       Roger Penn

         By:      MICHAEL ASHLEY                    PETER TWINDALE



         AGENT

         DEUTSCHE BANK AG, AMSTERDAM BRANCH

         Address:         Herengracht 450,
                          1017 CA Amsterdam.

         Fax Number:      +31 20 555 4572

         Tel. Number:     +31 20 555 4563

         Attention:       Frans de Roy van Zuidewijn

         By:              ANNE-BART TIELEMAN